UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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LEAR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

LEAR CORPORATION
21557 Telegraph Road
Southfield, Michigan 48034

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 11, 2006
10:00 A.M., Eastern Time

Dear Fellow Stockholder:
      On behalf of the Board of Directors, you are cordially invited to attend the 2006 Annual Meeting of Stockholders to be held on Thursday, May 11, 2006, at 10:00 a.m. (Eastern time) at the Grand Hyatt Tampa Bay, 2900 Bayport Drive, Tampa, Florida 33607. The purpose of the meeting is to:

1. elect four directors;

2. ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2006;

3. approve an amendment to our Long-Term Stock Incentive Plan;

4. consider two stockholder proposals, if presented at the meeting; and

5. conduct any other business properly before the meeting.
      Attendance and voting are limited to stockholders of record at the close of business on March 21, 2006. A list of stockholders entitled to vote at the meeting, and any postponements or adjournments of the meeting, will be available for examination between the hours of 9:00 a.m. and 5:00 p.m. at our headquarters and at our offices in Tampa, Florida during the ten days prior to the meeting and also at the meeting. Our offices in Tampa are located at 5100 W. Waters Avenue, Tampa, Florida 33634.
      Your vote is important. Whether you plan to attend the meeting or not, please complete, sign and date the enclosed proxy card and return it in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.
      Thank you for your continued support of our company.

Robert E. Rossiter
Chairman and Chief Executive Officer
March 27, 2006

LEAR CORPORATION
21557 Telegraph Road
Southfield, Michigan 48034

PROXY STATEMENT

INTRODUCTION
Annual Meeting
      The 2006 Annual Meeting of Stockholders will be held at the Grand Hyatt Tampa Bay, 2900 Bayport Drive, Tampa, Florida 33607, on Thursday, May 11, 2006, at 10:00 a.m. (Eastern time).
Record Date
      The date fixed to determine stockholders entitled to notice of and to vote at the meeting is the close of business on March 21, 2006.
Mailing Date
      We anticipate first mailing this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about March 27, 2006.
Agenda
      The agenda for the meeting is to:

1.	elect four directors;

2.	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2006;

3.	approve an amendment to our Long-Term Stock Incentive Plan;

4.	consider two stockholder proposals, if presented at the meeting; and

5.	conduct any other business properly before the meeting.
Proxy Solicitation
      Our Board of Directors is soliciting this proxy. Certain of our officers and employees may also solicit proxies personally and by telephone. The cost of solicitation, including the cost of mailing, will be paid for by the Company. MacKenzie Partners, Inc. will assist us in soliciting brokers and nominees at a cost of approximately $6,500 plus its expenses. We have requested that banks, brokers and other custodian nominees and fiduciaries supply, at our expense, proxy material to the beneficial owners of our common stock.
Voting of Proxies
      Your proxy will be voted in accordance with your instructions, provided that you date, execute and return a proxy card. If you execute and return your proxy card but provide no specific instructions in the proxy card, your shares will be voted FOR our Board’s nominees named on the proxy card, FOR the ratification of the appointment of our independent registered public accounting firm, FOR the approval of an amendment to our Long-Term Stock Incentive Plan, and AGAINST the approval of the stockholder proposals, if presented.

      We do not intend to bring any matters before the meeting except those indicated in the Notice of Annual Meeting and we do not know of any matter which anyone else intends to present for action at the meeting. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy will be authorized to vote or otherwise act in accordance with their judgment.
Revoking Proxies
      You may revoke your proxy at any time before it is voted at the meeting by:

•	delivering to Daniel A. Ninivaggi, our Senior Vice President, Secretary and General Counsel, a signed, written revocation letter dated later than the date of your proxy;

•	submitting a proxy to the Company with a later date; or

•	attending the meeting and voting either in person or by ballot.
Outstanding Shares
      On the record date, there were approximately 67,330,515 shares of our common stock outstanding. Our common stock is the only class of our voting securities outstanding.
Quorum
      A quorum is established when a majority of shares entitled to vote is present at the meeting, either in person or by proxy. Abstentions and broker non-votes (as described below under “— Required Vote”) are counted for purposes of determining whether a quorum is present.
Voting
      Each share of common stock that you hold as of the record date entitles you to one vote, without cumulation, on each matter to be voted upon at the meeting.
Required Vote
      Our directors are elected by a plurality of the votes cast by the holders of our common stock. “Plurality” means that the four individuals who receive the highest number of the votes will be elected as directors. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a higher number of votes.
      For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked ABSTAIN with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote on such items.
      If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions with respect to a non-discretionary matter, your shares will not be voted on such matter and will not be counted as shares entitled to vote on such matter. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum.
Annual Report
      Lear Corporation’s 2005 Annual Report is being mailed to you with this proxy statement.

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)
      The Board consists of three classes. One class of directors is elected at each annual meeting of stockholders to serve a three year term. Directors elected at the 2006 Annual Meeting of Stockholders will hold office until their successors are elected at the 2009 Annual Meeting of Stockholders. Directors not up for election this year will continue in office for the remainder of their terms.
      The Nominating and Corporate Governance Committee has nominated David E. Fry, David P. Spalding, James A. Stern and Henry D.G. Wallace to stand for election to the Board. The Board has determined that each nominee is an independent director under the New York Stock Exchange listing requirements. Unless contrary instructions are given, the shares represented by your proxy will be voted FOR the election of all nominees.
      All nominees have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the meeting.
Nominees For Terms Expiring at the 2009 Annual Meeting

David E. Fry	Age: 62

Dr. Fry, who has been a director of Lear since August 2002, has been the President and Chief Executive Officer of Northwood University, a university of business administration with campuses in Midland, Michigan, Dallas, Texas and Palm Beach, Florida, since 1982. Dr. Fry also serves as a director of Reynolds and Reynolds Company and Decker Energy International. Dr. Fry is also a director and member of the executive committee of the Automotive Hall of Fame and past Chairman of the Michigan Higher Education Facilities Authority.

David P. Spalding	Age: 51

Mr. Spalding has been a director of Lear since 1991. Mr. Spalding is the Vice President of Alumni Relations for Dartmouth College, a position he has held since October 2005. Prior to joining Dartmouth College, Mr. Spalding was a Vice Chairman of The Cypress Group L.L.C., a private equity fund manager, since 1994. Mr. Spalding is also the Chairman of the Board and a member of the executive committee of the Make-A-Wish Foundation of Metro New York.

James A. Stern	Age: 55

Mr. Stern has been a director of Lear since 1991. Mr. Stern is Chairman of The Cypress Group L.L.C., a private equity fund manager, a position he has held since 1994. He is also a director of Affinia Group Inc., AMTROL, Inc., WESCO International, Inc. and ClubCorp, Inc.

Henry D.G. Wallace	Age: 60

Mr. Wallace has been a director of Lear since February 2005. Mr. Wallace worked for 30 years at Ford Motor Company until his retirement in 2001 and held several executive-level operations and financial oversight positions, most recently as Group Vice President, Mazda & Asia Pacific Operations in 2001, Chief Financial Officer in 2000 and Group Vice President, Asia Pacific Operations in 1999. Mr. Wallace

also serves as a director of AMBAC Financial Group, Inc., Diebold, Inc. and Hayes-Lemmerz International, Inc.

YOUR BOARD RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH NOMINEE.
DIRECTORS AND BENEFICIAL OWNERSHIP
Directors
      Set forth below is a description of the business experience of each of our directors other than Messrs. Fry, Spalding, Stern and Wallace, whose biographies are set forth above. The terms of Messrs. McCurdy, Parrott and Wallman expire at the annual meeting in 2007, and the terms of Ms. Bingaman and Messrs. Mallett, Rossiter and Vandenberghe expire at the annual meeting in 2008.

Anne K. Bingaman	Age: 62

Ms. Bingaman has been a director of Lear since February 2004. She has been Chairman and Chief Executive Officer of Soundpath Conferencing Services, LLC since 2002, and she is the founder of VALOR Telecom, a telecommunications company serving the southwestern United States and a subsidiary of Valor Communications Group, Inc. She served as VALOR Telecom’s Chief Executive Officer from September 1999 to January 2002, and Chairman from September 1999 to February 2005. Prior to founding VALOR Telecom, Ms. Bingaman served as President of the Local Services Division of LCI International, Inc., a long distance telephone company, from January 1997 to June 1998. Prior to joining LCI International, Ms. Bingaman served as Assistant Attorney General and Head of the Antitrust Division of the United States Department of Justice from June 1993 to October 1996.

Conrad L. Mallett, Jr.	Age: 53

Justice Mallett, who has been a director of Lear since August 2002, has been the President and CEO of Sinai Grace Hospital since August 2003. Prior to his current position, Justice Mallett served as the Chief Administrative Officer of the Detroit Medical Center since March 2003. Previously, he served as President and General Counsel of Hawkins Food Group LLC from April 2002 to March 2003, and Transition Director for Detroit Mayor Kwame M. Kilpatrick and Chief Operating Officer for the City of Detroit from January 2002 to April 2002. From August 1999 to April 2002, Justice Mallett was General Counsel and Chief Administrative Officer of the Detroit Medical Center. Justice Mallett was also a Partner in the law firm of Miller, Canfield, Paddock & Stone from January 1999 to August 1999. Justice Mallett was a Justice of the Michigan Supreme Court from December 1990 to January 1999 and served a two-year term as Chief Justice beginning in 1997. Justice Mallett also serves as a director of TechTeam Global, Inc. and serves as a General Board Member of the Metropolitan Detroit YMCA.

Larry W. McCurdy	Age: 70

Mr. McCurdy has been a director of Lear since 1988. In July 2000, Mr. McCurdy retired from Dana Corporation, a motor vehicle parts manufacturer and after-market supplier, where he served as President, Dana Automotive Aftermarket Group, since July 1998. Mr. McCurdy was Chairman of the Board, President and Chief Executive Officer of Echlin, a motor vehicle parts manufacturer, from March 1997 until July 1998 when it was merged into Dana Corporation. Prior to this, Mr. McCurdy was Executive Vice President, Operations of Cooper Industries, a diversified manufacturing company, from April 1994 to March 1997. Mr. McCurdy also serves as a director of Mohawk Industries, Inc., as well as the non-executive Chairman of Affinia Group Inc., a privately-held supplier of after-market motor vehicle parts.

Roy E. Parrott	Age: 65

Mr. Parrott has been a director of Lear since February 1997. In January 2003, Mr. Parrott retired from Metaldyne Corporation where he served as President of Business Operations since December 2000. Metaldyne Corporation, an integrated metal solutions supplier, purchased Simpson Industries, Inc. in

December 2000. Previously, Mr. Parrott was the Chief Executive Officer of Simpson Industries, Inc. from 1994 to December 2000 and Chairman of Simpson Industries, Inc. from November 1997 to December 2000.

Robert E. Rossiter	Age: 60

Mr. Rossiter is the Chairman of the Board, a position he has held since January 1, 2003. Mr. Rossiter also serves as our Chief Executive Officer, a position he has held since October 2000. Mr. Rossiter served as our President from 1984 until December 2002 and served as Chief Operating Officer from 1988 to April 1997 and from November 1998 to October 2000. Mr. Rossiter has been a director of Lear since 1988. Mr. Rossiter also served as our Chief Operating Officer — International Operations from April 1997 to November 1998.

James H. Vandenberghe	Age: 56

Mr. Vandenberghe is our Vice Chairman, a position he has held since November 1998. Mr. Vandenberghe has also acted as our Interim Chief Financial Officer since March 10, 2006 and is expected to continue in such capacity until we appoint a new Chief Financial Officer. Mr. Vandenberghe has been a director of Lear since 1995. He served as our President and Chief Operating Officer — North American Operations from April 1997 to November 1998. He also served as our Chief Financial Officer from 1988 to April 1997 and as our Executive Vice President from 1993 to April 1997.

Richard F. Wallman	Age: 55

Mr. Wallman has been a director of Lear since November 2003. Mr. Wallman has more than 25 years of executive-level operations and financial oversight experience, most recently as Senior Vice President and Chief Financial Officer of Honeywell International, Inc. from 2000 to 2003 and of AlliedSignal, Inc. from 1995 to 1999. He has also held positions with International Business Machines Corporation, Chrysler Corporation and Ford Motor Company. Mr. Wallman also serves as a director of Hayes-Lemmerz International, Inc., Ariba, Inc., Avaya Inc. and ExpressJet Holdings, Inc.
Board Information

Corporate Governance
      The Board has approved Corporate Governance Guidelines and a Code of Business Conduct and Ethics. All of our corporate governance documents, including the Corporate Governance Guidelines, the Code of Business Conduct and Ethics and committee charters, are available on our website at www.lear.com or in printed form upon request by contacting Lear Corporation at 21557 Telegraph Road, Southfield, Michigan 48034, Attention: Investor Relations. The Board regularly reviews corporate governance developments and modifies these documents as warranted. Any modifications will be reflected on our website.

Board Meetings
      In 2005, our full Board held six (6) meetings. In addition to our full Board meetings, our directors attend meetings of permanent committees established by our Board. Each director participated in at least 75% of the total number of meetings of our Board and the committees on which he or she serves. Our directors are encouraged to attend all annual and special meetings of our stockholders. In 2005, all of our directors, other than Dr. Fry, attended the annual meeting of stockholders held on May 5, 2005.

Meetings of Non-Employee Directors
      In accordance with our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange, our non-management directors meet regularly in executive sessions of the Board without management present. Our non-management directors have elected Larry W. McCurdy as the Presiding Director of such non-management sessions of our Board.

Independence of Directors
      The Board has adopted Corporate Governance Guidelines to address significant issues of corporate governance, including Board and Board Committee composition and responsibilities, compensation of directors, executive selection and succession planning and director tenure. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Governance Guidelines and reporting and recommending to the Board any changes to the Guidelines.
      The Corporate Governance Guidelines provide that a majority of the members of the Board, and each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, must meet the criteria for independence set forth under applicable law and the New York Stock Exchange listing standards. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. The Board has established guidelines to assist in determining director independence. These guidelines are set forth as Exhibit A to our Corporate Governance Guidelines, can be found on our website at www.lear.com and are set forth on Appendix A attached hereto. In addition to applying these director independence guidelines, the Board will consider all relevant facts and circumstances that it is aware of in making an independence determination.
      Based on the New York Stock Exchange listing standards and our director independence guidelines, the Board has affirmatively determined that (i) Ms. Bingaman and Mr. Wallace have no relationship with us (other than as a director or stockholder) and are independent, (ii) Messrs. Fry, Mallett, McCurdy, Spalding and Stern have only immaterial relationships with us and are independent and (iii) Messrs. Rossiter, Vandenberghe and Parrott are not independent. Mr. Rossiter is our Chairman and Chief Executive Officer and Mr. Vandenberghe is our Vice Chairman. In making its determination with respect to Mr. Parrott, the Board considered that children of Mr. Parrott are employed by Lear. The Board does not believe that these employment relationships have any influence on Mr. Parrott’s independent judgment. However, in light of these relationships, the Board has determined not to deem Mr. Parrott independent for purposes of the New York Stock Exchange listing standards. In making its independence determinations, the Board also considered that we employ a brother of Mr. Spalding in a non-executive position (a senior account manager at one of our divisions). The employment relationship is on an arm’s-length basis and Mr. Spalding has no involvement or interest, directly or indirectly, in employment decisions affecting his brother. The Board concluded that Mr. Spalding is independent. The Board also noted that until February 2005 Mr. Rossiter served as a Trustee of Northwood University, of which Dr. Fry is President and Chief Executive Officer. Mr. Rossiter did not serve on the compensation committee of the Board of Trustees of Northwood. Northwood is a university which prepares and trains students for careers in the automotive industry. Lear actively recruits employees from Northwood and has sponsored automotive programs at Northwood in the past. The Board believes that Mr. Rossiter’s uncompensated service as a Trustee of Northwood and Lear’s sponsorship of automotive programs at the university furthered the interests of Lear. The Board has concluded that these relationships were not material and that Dr. Fry is independent.

Communications to the Board
      Stockholders and interested parties can contact the Board through written communication sent to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48034, Attention: General Counsel. Lear’s General Counsel reviews all written communications and forwards to the Board a summary and/or copies of any such correspondence that is directed to the Board or that, in the opinion of the General Counsel, deals with the functions of the Board or Board Committees or that he otherwise determines requires the Board or any Board Committee’s attention. Directors may at any time review a log of all correspondence received by Lear that is addressed to the members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal accounting controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process by which stockholders may communicate with the Board. Any such changes will be reflected in our Corporate Governance Guidelines, which are posted on our website at www.lear.com.

      Communications of a confidential nature can be made directly to Lear’s non-management directors or the Chairman of the Audit Committee regarding any matter, including any accounting, internal accounting control or auditing matter, by submitting such concerns to the Audit Committee or the Presiding Director. Any submissions to the Audit Committee or the Presiding Director should be marked confidential and addressed to the Chairman of the Audit Committee or the Presiding Director, as the case may be, c/o Lear Corporation, P.O. Box 604, Southfield, Michigan 48037. In addition, confidential communications may be submitted in accordance with other procedures set forth from time to time in our Corporate Governance Guidelines, which are posted on our website at www.lear.com. The submission should contain, to the extent possible, a full and complete description of the matter, the parties involved, the date of the occurrence or, if the matter is ongoing, the date the matter was initiated and any other information that the reporting party believes would assist the Audit Committee or the Presiding Director in the investigation of such matter.

Audit Committee
      In 2005, the Audit Committee, which held eight (8) meetings during the year, consisted of Mr. McCurdy, Mr. Stern, Mr. Wallace and Mr. Wallman, all of whom were non-employee directors and currently remain members of the Committee. Mr. McCurdy served as the Chairman of the Audit Committee. Dr. Fry also served on the Audit Committee until Mr. Wallace was appointed to the Committee in May 2005. The Board has determined that all of the current members of the Audit Committee are independent as defined in the listing standards of the New York Stock Exchange and that all such members are financially literate. In addition, the Board has determined that Mr. McCurdy, Mr. Wallace and Mr. Wallman are audit committee financial experts as defined in Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and have accounting or related financial management expertise. Our Corporate Governance Guidelines limit the number of audit committees on which an Audit Committee member can be a member to three or less without approval of the Board. Mr. Wallman serves on the audit committees of three public company boards in addition to our Audit Committee. The Board has determined that such simultaneous service does not impair Mr. Wallman’s ability to effectively serve on the Audit Committee and has thus approved the simultaneous service by Mr. Wallman on the Audit Committee and on the audit committees of up to three additional public company boards of directors. For a description of the Audit Committee’s responsibilities and findings, see “Audit Committee Report” beginning on page 30. The Audit Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at www.lear.com or in printed form upon request.

Compensation Committee
      In 2005, the Compensation Committee, which held four (4) meetings during the year, consisted of Mr. Spalding, Ms. Bingaman, Mr. McCurdy and Mr. Wallman, all of whom were non-employee directors and currently remain members of the Committee. Mr. Spalding served as the Chairman of the Compensation Committee. Mr. Wallman was appointed to the Committee in May 2005. The Compensation Committee has overall responsibility for approving and evaluating director and officer compensation plans, policies and programs of the Company and reviewing the disclosure of such plans, policies and programs to the Company’s stockholders in the annual proxy statement. The Board has determined that all of the current members of the Compensation Committee are independent as defined in the listing standards of the New York Stock Exchange. The Compensation Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at www.lear.com or in printed form upon request.

Executive Committee
      The Executive Committee currently consists of Messrs. Stern, McCurdy, Parrott, Rossiter and Spalding, with Mr. Stern serving as Chairman. The Executive Committee meets, as needed, during intervals between meetings of our Board and may exercise certain powers of our Board relating to the general supervision and control of the business and affairs of our Company. In 2005, the Executive Committee held one (1) meeting.

Nominating and Corporate Governance Committee
      In 2005, the Nominating and Corporate Governance Committee, which held three (3) meetings during the year, consisted of Mr. Stern, Dr. Fry and Justice Mallett, all of whom currently remain members of the Committee. Mr. Stern served as the Chairman of the Nominating and Corporate Governance Committee. The Board of Directors has determined that the current members of the Nominating and Corporate Governance Committee are independent as defined in the listing standards of the New York Stock Exchange.
      The Nominating and Corporate Governance Committee is responsible for, among other things: (i) identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board; (ii) recommending to the Board director nominees for the next annual meeting of the stockholders of the Company; (iii) in the event of a vacancy on or an increase in the size of the Board, recommending to the Board director nominees to fill such vacancy or newly established Board seat; (iv) recommending to the Board director nominees for each committee of the Board; (v) establishing and reviewing annually the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics; and (vi) reviewing potential conflicts of interest involving executive officers of the Company. The Nominating and Corporate Governance Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at www.lear.com or in printed form upon request.

Recommendation of Directors by Stockholders
      In accordance with its charter, the Nominating and Corporate Governance Committee will consider candidates for election as a director of the Company recommended by any Company stockholder, provided that the recommending stockholder follows the same procedures set forth in Section 2.3 of the Company’s By-Laws for nominations by stockholders of persons to serve as directors.
      Pursuant to Section 2.3 of the By-Laws, nominations of persons for election to the Board at a meeting of stockholders may be made by any stockholder of the Company entitled to vote for the election of directors at the meeting who sends a timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the meeting; provided, however, that if the Company has not “publicly disclosed” the date of the meeting at least 70 days prior to the meeting date, notice may be timely made by a stockholder if received by the Secretary of the Company not later than the close of business on the tenth day following the day on which the Company publicly disclosed the meeting date. For purposes of the By-Laws, “publicly disclosed” or “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or a comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission.
      The stockholder’s notice or recommendation is required to contain certain prescribed information about each person whom the stockholder proposes to recommend for election as a director, the stockholder giving notice, and the beneficial owner, if any, on whose behalf notice is given. The stockholder’s notice must also include the consent of the person proposed to be nominated and to serve as a director if elected. Recommendations should be sent to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48034; Attention: Daniel A. Ninivaggi, Senior Vice President, Secretary & General Counsel.
      A copy of our By-Laws has been filed with the Securities and Exchange Commission as an exhibit to our Current Report on Form 8-K filed on August 9, 2002.

Criteria for Selection of Directors
      The following are the general criteria for the selection of the Company’s directors that the Nominating and Corporate Governance Committee utilizes in evaluating candidates for Board membership. None of the following criteria should be construed as minimum qualifications for director selection nor is it expected that director nominees will possess all of the criteria identified. Rather, they represent the range of complementary talents, backgrounds and experiences that the Nominating and Corporate Governance Committee believes would contribute to the effective functioning of our Board. The general criteria set forth below are not listed in any particular order of importance.

•	Strong automotive background, with an understanding of Lear’s customers and markets.

•	Extensive general business background with a record of achievement.

•	Financial and accounting expertise.

•	Gender, racial and geographic diversity.

•	Strong international experience, particularly in those regions in which Lear seeks to conduct business.

•	Understands the potential role of technology in the development of Lear’s business.

•	Marketing or sales background in the automotive industry.

•	Schedule is sufficiently flexible to permit attendance at Board meetings at regularly scheduled times.

•	A contributor but accepting of opinions of others and supportive of decisions that are in the stockholders’ best interests.

•	Able to assimilate complex business problems and analyze them in the context of the Company’s strategic goals.

•	A team player yet possessing independence to appropriately question and challenge corporate strategy, as required.
      The Nominating and Corporate Governance Committee is responsible for, subject to approval by the Board, establishing and periodically reviewing the criteria for Board membership and selection of new directors, including independence standards. The Nominating and Corporate Governance Committee may also recommend to the Board changes to the portfolio of director skills, experience, perspective and background required for the effective functioning of the Board considering the Company’s strategy and its regulatory, geographic and market environments. Any such changes to the director selection criteria must be approved by the Board.
      The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. Once a potential candidate has been identified, the Nominating and Corporate Governance Committee evaluates the potential candidate based on the Board’s criteria for selection of directors (described above) and the composition and needs of the Board at the time.
      If a director candidate were to be recommended by a stockholder in accordance with the procedures set forth under “Recommendation of Directors by Stockholders” above, the Nominating and Corporate Governance Committee would evaluate such candidate in the same manner in which it evaluates other director candidates considered by the committee.
      The Nominating and Corporate Governance Committee has approved the retention of Russell Reynolds Associates, Inc., a third-party search firm, to assist the committee with its search for qualified director candidates. The firm has the task of identifying potential director candidates based on the criteria for the selection of the Company’s directors approved by the Board of Directors.
Compensation of Directors
      In 2005, non-employee directors were compensated pursuant to our Outside Directors Compensation Plan, which provides for an annual retainer of $45,000 for each of our non-employee directors with an additional retainer of $20,000 for the Chairman of the Audit Committee and an additional $10,000 retainer for each of the Chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee as well as for our Presiding Director. In addition, each non-employee director received a fee of $1,500 for each Board and committee meeting attended. The non-employee director annual retainer and meeting fees were paid quarterly pursuant to the Outside Directors Compensation Plan. Directors were also reimbursed for their expenses incurred in attending meetings. A copy of the Outside Directors Compensation Plan has been filed with the Securities and Exchange Commission as an exhibit to our Current Report on Form 8-K filed on December 9, 2004.
      Pursuant to the Outside Directors Compensation Plan, each non-employee director receives annually on the last business day of each January, restricted units representing shares of Lear common stock having a value of $90,000 on the date of the grant. Restricted unit grants were made on January 31, 2005 to all non-employee directors except for Henry D.G. Wallace, who received a grant of restricted units when he joined the Board on February 10, 2005. The restricted units granted to non-employee directors vest over the three-year period following the grant date, with one-third of each recipient’s restricted units vesting on each of the first three anniversaries of the grant date. During the vesting period, non-employee directors receive credits in a dividend equivalent account equal to amounts that would be paid as dividends on the shares represented by the restricted units. Once a restricted unit vests, the non-employee director holding such restricted unit will be entitled to receive a cash distribution equal to the value of a share of Lear Common Stock on the date of vesting, plus any amount in his or her dividend equivalent account. The restricted units are also immediately vested upon a director’s termination of service due to death, “disability,” “retirement”, or upon a “change in control” of Lear (as each such term is defined in the Outside Directors Compensation Plan) prior to or concurrent with the director’s termination of service.
      A non-employee director may elect to defer receipt of all or a portion of his or her annual retainer and meeting fees as well as any cash payments made upon vesting of restricted units. At the non-employee director’s election, amounts deferred will be:

•	credited to a notional account and bear interest at an annual rate equal to the prime rate (as defined in the Outside Directors Compensation Plan); or

•	credited to a stock unit account.
      Each stock unit is equal in value to one share of Lear common stock, but does not have voting rights. Stock units are credited with dividend equivalents which are paid into an interest account (credited with interest at an annual rate equal to the prime rate (as defined in the Outside Directors Compensation Plan)) if and when the Company declares and pays a dividend on its common stock.
      In general, amounts deferred are paid to a non-employee director as of the earliest of:

•	the date elected by such director;

•	the date the director ceases to be a director; or

•	the date a change of control (as defined in the Outside Directors Compensation Plan) occurs.
      Amounts deferred are paid in cash in a single sum payment or, at the director’s election, in installments. Deferred stock units are paid based on the fair market value of our common stock on the payout date.
      A non-employee director may elect to defer receipt of all or a portion of the payment due to him or her when a restricted unit vests, including the amount in his or her dividend equivalent account. This deferral is generally subject to the same requirements that apply to deferrals of the annual retainer and meeting fees.
      In February 1997, we implemented stock ownership guidelines for non-employee directors. These ownership guidelines require each non-employee director to own stock or deferred stock units equal in value to three times the Base Retainer within five years of becoming a director.
      Directors who are also our employees receive no compensation for their services as directors except reimbursement of expenses incurred in attending meetings of our Board or Board committees.

Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth, as of March 21, 2006 (except as indicated below), beneficial ownership, as defined by Securities and Exchange Commission rules, of our common stock and ownership of restricted stock units and deferred stock units by the persons or groups specified. Each of the persons listed below has sole voting and investment power with respect to the beneficially owned shares listed unless otherwise indicated.

	Number of Shares		Percentage of
	of Common Stock		Common Stock	Number of
	Owned Beneficially		Owned Beneficially	Stock Units Owned(19)

Pzena Investment Management, LLC(1)	10,885,504		16.21%	N/A
AXA Financial, Inc.(2)	8,270,629		12.3%	N/A
Wellington Management Company, LLP(3)	7,059,030		10.51%	N/A
Vanguard Windsor Funds(4)	6,772,100		10.08%	N/A
CAM/Salomon/Smith Barney/ TIMCO/Citigroup(5)	6,084,609		9.06%	N/A
Robert E. Rossiter(6)(7)	340,947	(9)	*	189,146
James H. Vandenberghe(6)(7)	231,199	(10)	*	112,686
Douglas G. DelGrosso(7)	153,781	(11)	*	73,214
David C. Wajsgras(7)(8)	4,098		*	30,762
Daniel A. Ninivaggi(7)	71		*	27,484
Anne K. Bingaman(6)	1,500		*	4,645
David E. Fry(6)	3,103	(12)	*	6,006
Conrad L. Mallett(6)	2,475	(13)	*	6,843
Larry W. McCurdy(6)	11,500	(14)	*	15,789
Roy E. Parrott(6)	7,730	(15)	*	4,645
David P. Spalding(6)	14,250	(16)	*	12,828
James A. Stern(6)	14,650	(17)	*	14,834
Henry D.G. Wallace(6)	1,000		*	5,223
Richard F. Wallman(6)	1,500		*	4,645
Total Executive Officers and Directors as a Group (19 individuals)	995,887	(18)	1.5%	621,154	(20)

*	Less than 1%

(1)	We have been informed by Pzena Investment Management, LLC (“PIM”), in an amended report on Schedule 13G dated February 14, 2006, that (a) PIM is a registered investment advisor, and (b) PIM exercises sole voting power over 8,920,159 shares, shared voting power over no shares, sole dispositive power over 10,885,504 shares and shared dispositive power over no shares. The address of Pzena Investment Management, LLC is 120 West 45th Street, 20th Floor, New York, New York 10036.

(2)	We have been informed by AXA Financial, Inc. and certain of its affiliates, in an amended report on Schedule 13G dated February 14, 2006, that (a) they are parent holding companies of (i) Alliance Capital Management L.P., a registered investment advisor, which acquired the shares solely for investment purposes on behalf of client discretionary investment advisory accounts and (ii) AXA Equitable Life Insurance Company which acquired the shares solely for investment purposes, (b) they exercise sole voting power over 4,719,283 shares and shared voting power over 855,247 shares, (c) they exercise sole dispositive power over 8,270,629 shares and shared dispositive power over no shares, and (d) they beneficially own the shares reported pursuant to (x) the investment advisory role of their subsidiary, Alliance Capital Management L.P. and (y) the direct holdings of their subsidiaries. The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104.

(3)	We have been informed by Wellington Management Company, LLP (“WMC”), in an amended report on Schedule 13G dated January 10, 2006, that (a) WMC is a registered investment advisor and that WMC may be deemed to beneficially own the shares held by its clients, and (b) WMC exercises sole voting power over no shares, shared voting power over 298,500 shares, sole dispositive power over no shares and shared dispositive power over 7,059,030 shares. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(4)	We have been informed by Vanguard Windsor Funds — Vanguard Windsor Fund 51-00082715 (“Vanguard”), in a report on Schedule 13G dated February 13, 2006, that (a) Vanguard is a registered investment company under Section 8 of the Investment Company Act of 1940, and (b) Vanguard exercises sole voting power over 6,772,100 shares, shared voting power over no shares, sole dispositive power over no shares and shared dispositive power over no shares. The address of Vanguard Windsor Funds — Vanguard Windsor Fund 51-00082715 is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)	We have been informed by CAM North America, LLC, Salomon Brothers Asset Management Inc, Smith Barney Fund Management LLC, TIMCO Asset Management Inc. and Citigroup Asset Management Ltd., in a report on Schedule 13G dated February 15, 2006, that (a) they report as a group pursuant to Rule 13d-1(b)(1)(ii)(J) under the Securities Exchange Act of 1934, and (b) they exercise sole voting power over no shares, shared voting power over 5,031,232 shares, sole dispositive power over no shares and shared dispositive power over 6,084,609 shares. The principal place of business of the group consisting of CAM North America, LLC, Salomon Brothers Asset Management Inc, Smith Barney Fund Management LLC, TIMCO Asset Management Inc. and Citigroup Asset Management Ltd., is 399 Park Avenue, New York, New York 10022.

(6)	The individual is a director.

(7)	The individual is a named executive officer.

(8)	Mr. Wajsgras resigned as our Executive Vice President and Chief Financial Officer effective March 10, 2006.

(9)	Includes 251,250 shares of common stock issuable under options currently exercisable or exercisable within 60 days of the record date. Also includes 45,000 shares of common stock held by a grantor retained annuity trust.

(10)	Includes 165,000 shares of common stock issuable under options currently exercisable or exercisable within 60 days of the record date.

(11)	Includes 132,500 shares of common stock issuable under options currently exercisable or exercisable within 60 days of the record date. Also includes 8,781 shares of common stock held in his wife’s revocable trust.

(12)	Includes 2,000 shares of common stock issuable under options currently exercisable or exercisable within 60 days of the record date.

(13)	Includes 2,000 shares of common stock issuable under options currently exercisable or exercisable within 60 days of the record date.

(14)	Includes 9,500 shares of common stock issuable under options currently exercisable or exercisable within 60 days of the record date.

(15)	Includes 4,500 shares of common stock issuable under options currently exercisable or exercisable within 60 days of the record date.

(16)	Includes 8,250 shares of common stock issuable under options currently exercisable or exercisable within 60 days of the record date.

(17)	Includes 8,250 shares of common stock issuable under options currently exercisable or exercisable within 60 days of the record date. Also, includes 2,400 shares of common stock held in a revocable trust for the benefit of Mr. Stern’s children. Mr. Stern disclaims beneficial ownership of these shares.

(18)	Includes 754,950 shares of common stock issuable under options currently exercisable or exercisable within 60 days of the record date.

(19)	Includes the restricted stock units owned by our executive officers and the restricted units and deferred stock units owned by our non-employee directors. These restricted stock units, restricted units and deferred stock units are subject to all the economic risks of stock ownership but may not be voted or sold and, therefore, ownership of such units is not deemed to constitute beneficial ownership of common stock. In addition, the restricted stock units and restricted units are subject to vesting provisions as set forth in the respective grant agreements.

(20)	Consists of 545,696 restricted stock units owned by our executive officers in the aggregate, 41,819 restricted units owned by our non-employee directors in the aggregate and 33,639 deferred stock units owned by our non-employee directors in the aggregate.
Section 16(a) Beneficial Ownership Reporting Compliance
      Based upon our review of reports filed with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during 2005 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth annual and long-term compensation for our chief executive officer and four other most highly compensated executive officers (our “named executive officers”) in the fiscal years ended December 31, 2005, 2004 and 2003.
Summary Compensation Table

							Long-Term Compensation

							Awards		Payouts

	Annual Compensation							Securities
							Restricted	Underlying
						Other Annual	Stock Unit	Options/	LTIP	All Other
Name and Principal Positions	Period	Salary(1)		Bonus(1)		Compensation(2)	Awards(3)	SARs(4)	Payouts(5)	Compensation

Robert E. Rossiter,	2005	$1,100,000		$0		$287,437	$499,929	151,875	$0	$47,094	(6)
Chairman and	2004	1,008,334		1,506,000		117,527	2,852,586	0	442,358	84,071
Chief Executive Officer	2003	1,000,000		1,638,750		82,244	2,977,895	0	660,858	73,648
James H. Vandenberghe,	2005	$925,000		$0		$86,298	$279,208	84,375	$0	$40,881	(7)
Vice Chairman and Interim	2004	902,083		813,240		—	1,569,632	0	364,952	55,187
Chief Financial Officer	2003	831,251		973,418		—	1,713,942	0	505,533	49,209
Douglas G. DelGrosso,	2005	$705,834		$0		$770,686	$262,282	84,375	$0	$24,737	(8)
President and	2004	677,083		542,160		748,058	1,095,898	0	254,296	35,044
Chief Operating Officer	2003	629,168		655,500		388,079	1,151,526	0	317,192	29,272
David C. Wajsgras(9),	2005	$605,000		$0		$92,293	$187,515	60,750	$0	$22,636	(10)
Former Executive	2004	577,083		461,840		—	876,401	0	185,828	24,481
Vice President and	2003	506,251		458,850		—	1,012,092	0	198,276	13,456
Chief Financial Officer
Daniel A. Ninivaggi,	2005	$449,584		$0		$98,881	$125,010	40,500	$0	$12,711	(11)
Senior Vice President,	2004	438,334		223,390		294,190	590,580	0	0	7,709
Secretary and General	2003	183,621	(12)	127,685	(12)	301,418	600,041	0	0	2,883
Counsel

(1)	Under the Management Stock Purchase Plan, named executive officers elected to defer portions of their 2005 salaries and bonuses. Salaries and bonuses are reported without giving effect to any amounts deferred under the Management Stock Purchase Plan. The named executive officers deferred the following amounts of their total salary and bonus earned in 2005: Mr. Rossiter, $440,000; Mr. Vandenberghe, $277,500; and Mr. DelGrosso, $175,000. For further information regarding the Management Stock Purchase Plan, see “Compensation Committee Report — Long-Term Incentives — Management Stock Purchase Plan” beginning on page 27.

(2)	This column includes the perquisites and personal benefits, including any associated tax gross-up payments, received by the named executive officers which exceeded the lesser of $50,000 or 10% of the named executive’s salary and bonus for the year. Of the amounts reported in this column, the following exceeded 25% of the value of the total perquisites and benefits provided in a given year: for Mr. Rossiter, personal use of the corporate aircraft in the amounts of $197,930 in 2005, $60,428 in 2004 and $46,025 in 2003, payments related to country club memberships of $31,831 in 2004 and payments for expenses related to financial planning of $23,558 in 2003; for Mr. Vandenberghe, payments related to country club memberships of $39,857 and personal use of the corporate aircraft in the amount of $28,058 in 2005; for Mr. DelGrosso, payments of $735,277 in 2005, $730,921 in 2004 and $363,787 in 2003 related to his overseas assignment which commenced on October 1, 2001 and ended July 31, 2004; for Mr. Wajsgras, payments related to country club memberships of $46,649 and personal use of the corporate aircraft in the amount of $28,497 in 2005; and for Mr. Ninivaggi, payments related to country club memberships of $88,516 in 2005, relocation expenses of $247,663 in 2004 and a relocation allowance and signing bonus totaling $300,121 in 2003. Overseas assignment compensation primarily reflects tax equalization payments, reimbursement for foreign housing costs, a cost-of-living differential, certain moving and relocation expenses, an international assignment allowance and certain associated tax gross-ups.

(3)	Restricted stock unit awards consist of (i) awards under the Management Stock Purchase Plan based on deferral elections with respect to salary and bonus earned in the respective years and (ii) restricted stock unit awards valued based on the price of our common stock on the grant date. With respect to the Management Stock Purchase Plan, the restricted stock unit awards reported reflect the premium portion (as a result of the discounted unit price) awarded to each named executive officer based on such officer’s deferral election, and the value of each such award is reported as of its respective grant date. Pursuant to deferral elections made under the Management Stock Purchase Plan relating to compensation earned in the year ending December 31, 2005, Mr. Rossiter, Mr. Vandenberghe and Mr. DelGrosso received 10,136, 6,374 and 3,805 restricted stock units, respectively. The premium portions awarded to these individuals resulting from their deferrals were $31,141, $18,770 and $1,844 for Mr. Rossiter, Mr. Vandenberghe and Mr. DelGrosso respectively. On November 10, 2005, Mr. Rossiter, Mr. Vandenberghe, Mr. DelGrosso, Mr. Wajsgras and Mr. Ninivaggi received 16,875, 9,375, 9,375, 6,750, and 4,500 restricted stock units, respectively, under the Long-Term Stock Incentive Plan. Values in the table for such units are based on the per share closing price of $27.78 for our common stock on November 10, 2005. However, these restricted stock units are subject to vesting over a four-year time period, with one half vesting on the second anniversary of the grant date and one half vesting on the fourth anniversary. For additional information regarding the Management Stock Purchase Plan and the deferral elections thereunder as well as the grant of restricted stock units in 2005, see “Compensation Committee Report” beginning on page 23.

Holders of restricted stock units are entitled to dividend equivalents if and when cash dividends are declared and paid on our common stock, which dividend equivalents are calculated by multiplying the dividend amount by the number of restricted stock units held. These dividend equivalents are credited to an account established by the Company for bookkeeping purposes only and credited monthly with interest at the prime rate, with respect to the 2005, 2004 and 2003 restricted stock units. Dividend equivalents vest in accordance with the vesting schedule of the restricted stock units to which they relate. As of December 31, 2005, Mr. Rossiter held 221,660 restricted stock units with an aggregate value of $6,308,444, Mr. Vandenberghe held 111,112 restricted stock units with an aggregate value of $3,162,248, Mr. DelGrosso held 63,193 restricted stock units with an aggregate value of $1,798,473, Mr. Wajsgras held 65,886 restricted stock units with an aggregate value of $1,875,116, and Mr. Ninivaggi held 26,381 restricted stock units with an aggregate value of $750,803. The aggregate value of restricted stock units is based on the per share closing price of $28.46 for our common stock on December 30, 2005.

(4)	On November 10, 2005, Mr. Rossiter, Mr. Vandenberghe, Mr. DelGrosso, Mr. Wajsgras and Mr. Ninivaggi received 151,875, 84,375, 84,375, 60,750 and 40,500 stock-settled stock appreciation rights, respectively, under the Long-Term Stock Incentive Plan. These stock-settled stock appreciation rights are subject to vesting over a three-year time period. For additional information regarding the grant of stock appreciation rights in 2005, see “Compensation Committee Report” beginning on page 23. No options or stock appreciation rights were granted to our named executive officers in 2003 or 2004.

(5)	There were no LTIP payouts for 2005.

(6)	Represents: Executive Supplemental Savings Plan matching contributions of $24,406; Retirement Savings Plan matching contributions of $3,094; life insurance premiums paid by Lear of $11,808; imputed income of $2,786 with respect to life insurance coverage; and consideration of $5,000 in respect of entering into a new employment agreement.

(7)	Represents: Executive Supplemental Savings Plan matching contributions of $20,090; Retirement Savings Plan matching contributions of $3,035; life insurance premiums paid by Lear of $12,756; and consideration of $5,000 in respect of entering into a new employment agreement.

(8)	Represents: Executive Supplemental Savings Plan matching contributions of $15,732; Retirement Savings Plan matching contributions of $1,914; life insurance premiums paid by Lear of $1,251; imputed income of $840 with respect to life insurance coverage; and consideration of $5,000 in respect of entering into a new employment agreement.

(9)	Mr. Wajsgras resigned as our Executive Vice President and Chief Financial Officer effective March 10, 2006.

(10)	Represents: Executive Supplemental Savings Plan matching contributions of $13,283; Retirement Savings Plan matching contributions of $1,842; life insurance premiums paid by Lear of $1,251; imputed income of $1,260 with respect to life insurance coverage; and consideration of $5,000 in respect of entering into a new employment agreement.

(11)	Represents: Executive Supplemental Savings Plan matching contributions of $4,920; Retirement Savings Plan matching contributions of $700; life insurance premiums paid by Lear of $1,251; imputed income of $840 with respect to life insurance coverage; and consideration of $5,000 in respect of entering into a new employment agreement.

(12)	Mr. Ninivaggi joined Lear in July 2003.
Equity Compensation Plan Information

Number of Securities
Available for Future
	Number of		Weighted Average		Issuance Under
	Securities to be		Exercise Price of		Equity
	Issued Upon		Outstanding		Compensation Plans
	Exercise of		Options,		(Excluding
	Outstanding Options,		Warrants and		Securities Reflected
	Warrants and Rights		Rights		in Column (a))
As of December 31, 2005	(a)		(b)		(c)

Equity compensation plans approved by security holders(1)	6,556,245	(2)	$28.73	(3)	351,494
Equity compensation plans not approved by security holders	—		—		—

Total	6,556,245		$28.73		351,494

(1)	Includes the 1994 Stock Option Plan, the 1996 Stock Option Plan and the Long-Term Stock Incentive Plan.

(2)	Includes 2,983,405 of outstanding options, 1,215,046 of outstanding stock-settled stock appreciation rights, 2,234,122 of outstanding restricted stock units and 123,672 of outstanding performance shares. Does not include 334,542 of outstanding cash-settled stock appreciation rights.

(3)	Reflects outstanding options at a weighted average exercise price of $40.69, outstanding stock-settled stock appreciation rights at a weighted average exercise price of $27.65, outstanding restricted stock units at a weighted average price of $14.94 and outstanding performance shares at a weighted average price of zero.

Option/ SAR Grants and Exercises and Long-Term Incentive Awards in Last Fiscal Year

Stock Appreciation Right (SAR) Grants
      The following table indicates the SARs granted to each of our named executive officers during the fiscal year ended December 31, 2005 and the potential value of those SARs on an aggregated basis. All the SARs reported below were granted pursuant to the Long-Term Stock Incentive Plan.
SAR Grants in Fiscal Year 2005

	Number of	% of Total
	Securities	SARs
	Underlying	Granted to		Exercise or
	SARs	Employees in		base price	Expiration	(1)Grant Date
Name	Granted	Fiscal Year		($/Share)	Date	Present Value

Robert E. Rossiter	151,875	9.8% (total	)	$27.74	11/10/2012	$1,418,513
James H. Vandenberghe	84,375	5.4% (total	)	$27.74	11/10/2012	$788,063
Douglas G. DelGrosso	84,375	5.4% (total	)	$27.74	11/10/2012	$788,063
David C. Wajsgras	60,750	3.9% (total	)	$27.74	11/10/2012	$567,405
Daniel A. Ninivaggi	40,500	2.6% (total	)	$27.74	11/10/2012	$378,270

(1)	The grant-date valuation shown is based upon a Black-Scholes based option pricing model using the following assumptions: (i) an expected volatility of 40.0%; (ii) risk-free interest rate of 4.40%; (iii) expected dividend yields of 1.91%; and (iv) an expected life of 4 1/2 years. For a discussion of the terms of the SARs granted, see “Compensation Committee Report — Long-Term Incentives” beginning on page 25.

Restricted Stock Unit Grants
      The Company’s equity-based awards for 2005 also consisted of restricted stock units. See “Compensation Committee Report — Long-Term Incentives — Restricted Stock Units” beginning on page 26. On November 10, 2005, Mr. Rossiter, Mr. Vandenberghe, Mr. DelGrosso, Mr. Wajsgras and Mr. Ninivaggi were granted 16,875, 9,375, 9,375, 6,750 and 4,500 restricted stock units, respectively, under the Long-Term Stock Incentive Plan. One half of these units vest on the second anniversary of the grant date, and the remaining half vest on the fourth anniversary of the grant date, provided the executive remains employed. If the executive retires after age 55 with 10 or more years of vesting service (as defined in the Company’s pension plan), the executive will be deemed vested in the units that would have become vested during the 24 months following his retirement date. If the executive’s employment terminates due to death or disability, all units will become vested. If a change in control of the Company occurs (as defined in the Long-Term Stock Incentive Plan), all units will become vested. The restricted stock units are credited with dividend equivalents which are credited to an account established by the Company for bookkeeping purposes only (credited monthly with interest at an annual rate equal to the prime rate) if and when the Board of Directors declares and pays a dividend on our common stock. Such dividend equivalents are subject to the same vesting schedule as the associated restricted stock units.
      The restricted stock units are converted into shares of our common stock, on a one-for-one basis, net of taxes on their respective vesting dates. Delivery of shares is made at the time of vesting unless the employee has elected to defer delivery. An employee may elect to defer delivery of shares for up to ten years.

      The following table indicates the value of stock options and SARs exercised during the fiscal year ended December 31, 2005 and the value of unexercised stock options and SARs held as of December 31, 2005 by each of our named executive officers.
Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/ SAR Values

			Number of Unexercised	Value of Unexercised
			Options/SARs at	In-the-Money Options/SARs
	Shares Acquired	Value	December 31, 2005	at December 31, 2005(1)
	on Exercise	Realized
Name	(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Robert E. Rossiter	0	0	251,250/151,875	$0/0
James H. Vandenberghe	0	0	165,000/84,375	$0/0
Douglas G. DelGrosso	0	0	132,500/84,375	$0/0
David C. Wajsgras	0	0	35,000/60,750	$0/0
Daniel A. Ninivaggi	0	0	0/40,500	$0/0

(1)	Based on the closing price of $28.46 per share for our common stock on December 30, 2005, as reported by the New York Stock Exchange.
      The following table provides information concerning the grants of performance share awards under the Long-Term Stock Incentive Plan in 2005 to our named executive officers.
Long-Term Incentive Plan — Performance Share Awards in Last Fiscal Year

			Estimated Future Payouts under Non-Stock
			Price-Based Plans(1)
	Number of shares,	Performance or Other
	units or other	Period until Maturation	Threshold	Target	Maximum
Name	rights (#)	or Payout	(#)	(#)	(#)

Robert E. Rossiter	9,049	1/1/2005—12/31/07	2,263/2,263	4,525/4,525	6,788/6,788
James H. Vandenberghe	3,805	1/1/2005—12/31/07	952/952	1,903/1,903	2,855/2,855
Douglas G. DelGrosso	2,879	1/1/2005—12/31/07	720/720	1,440/1,440	2,160/2,160
David C. Wajsgras	2,468	1/1/2005—12/31/07	617/617	1,234/1,234	1,851/1,851
Daniel A. Ninivaggi	1,830	1/1/2005—12/31/07	458/458	915/915	1,373/1,373

(1)	Represents performance share awards under our Long-Term Stock Incentive Plan. The threshold column refers to the amount payable for a specific minimum level of performance under the plan, the target column refers to the amount payable if the specified targets are reached, and the maximum column refers to the maximum payout under the plan. The first number in each column represents the number of shares under the performance share awards that a named executive officer may receive based upon satisfaction of the return on invested capital performance criteria. The second number in each column represents the number of shares under the performance share award that a named executive officer may receive based upon satisfaction of the relative return to shareholders performance criteria. See “Compensation Committee Report — Long-Term Incentives — Performance Share Awards” beginning on page 27.
Pension Plan and Benefits

Qualified Pension Plan
      The named executive officers (as well as other eligible employees) participate in the Lear Corporation Pension Plan. The pension plan is intended to be a qualified pension plan under the Internal Revenue Code, and its benefits are integrated with Social Security benefits. In general, an eligible employee becomes a participant on the July 1st or January 1st after completing one year of service (as defined in the plan). Benefits are funded by employer contributions that are determined under accepted actuarial principles and the Internal Revenue Code. The Company may make contributions in excess of any minimum funding requirements when the Company believes it is financially advantageous to do so and based on its other capital requirements and other considerations.

      The pension plan contains multiple benefit formulas. Under the principal formula which applies to all named executive officers, pension benefits are based on a participant’s “final average earnings,” which is the average of the participant’s compensation for the five calendar years in the last 10 years of employment in which the participant had his highest earnings. Compensation is defined under the plan to mean (i) all cash compensation reported for federal income tax purposes other than long-term incentive bonuses, and (ii) any elective contributions that are not includable in gross income under Internal Revenue Code Section 125 or 401(k). A participant’s annual retirement benefit, payable as a life annuity at age 65, equals the greater of:

•	(a) 1.10% times final average annual earnings times years of credited service before 1997 (to a maximum of 35 years), plus (b) 1.00% times final average annual earnings times years of credited service after 1996 (with a maximum of 35 years reduced by years of credited service before 1997), plus (c) 0.65% times final average annual earnings in excess of covered compensation (as defined in I.R.S. Notice 89-70) times years of credited service (with a maximum of 35 years); and

•	$360.00 times years of credited service.
      Any employee who on December 31, 1996 was an active participant and age 50 or older earned benefits under the 1.10% formula for years of credited service through 2001.
      Credited service under the pension plan includes all years of pension service under the Lear Siegler Seating Corp. Pension Plan, and a participant’s retirement benefit under the pension plan is reduced by his benefit under the Lear Siegler Seating Corp. Pension Plan. The benefits under the pension plan become vested once the participant accrues five years of vesting service under the plan.
      At age 65, it is estimated that under the pension plan Mr. Rossiter, Mr. Vandenberghe and Mr. DelGrosso will each have 35 years of credited service and Mr. Ninivaggi will have 26 years of credited service. Mr. Wajsgras resigned his position with Lear effective March 10, 2006. Mr. Wajsgras’ estimated annual retirement benefit under the pension plan, payable at age 65, is $18,350.

Pension Equalization Plan
      In addition to the pension plan, we have established the Pension Equalization Plan. Lear Corporation’s pension plan is subject to rules in the Internal Revenue Code that restrict the level of retirement income that can be provided to, and the amount of compensation that can be considered for, highly paid executives under the pension plan. The Pension Equalization Plan is intended to supplement the benefits under the pension plan for certain highly paid executives whose pension plan benefits are limited by those Internal Revenue Code limits. A participant’s Pension Equalization Plan benefit equals the difference between the executive’s actual vested accrued pension plan benefit and the pension plan benefit the executive would have accrued under the Lear Corporation formula if the Internal Revenue Code limits on considered compensation and total benefits did not apply. Highly compensated executives and other employees whose compensation exceeds the Internal Revenue Code limits for at least three years are eligible to participate in the Pension Equalization Plan. Each of Mr. Rossiter, Mr. Vandenberghe, Mr. DelGrosso and Mr. Ninivaggi participates in the Pension Equalization Plan. The benefits under the Pension Equalization Plan become vested once the participant has either (i) attained age 55 and has 10 years of vesting service, attained age 65, or becomes eligible for disability retirement under the pension plan, or (ii) attained 20 years of vesting service.

Executive Supplemental Savings Plan
      In addition to the pension plan and the Pension Equalization Plan, we have established the Lear Corporation Executive Supplemental Savings Plan. The purpose of the plan is to provide participants with the opportunity to make elective deferrals of compensation that could not be made under the Retirement Savings Plan due to limits imposed by the Internal Revenue Code on the amount of pre-tax contributions a participant can make to the Retirement Savings Plan and/or the amount of compensation that can be recognized under the Retirement Savings Plan. In addition, the Executive Supplemental Savings Plan also provides retirement benefits that would have been accrued under the Retirement Savings Plan, the pension plan and/or the Pension Equalization Plan if the participant had not elected to defer compensation under the plan or the

Management Stock Purchase Plan (as described below beginning on page 27). Participants are always vested in amounts they elect to defer under the Executive Supplemental Savings Plan and they generally become vested in the other benefits under the Executive Supplemental Savings Plan after three years of vesting service (as defined in the pension plan). Participants do not vest in amounts that would have otherwise accrued under the Pension Equalization Plan until they meet the vesting requirements of that plan. Certain senior officers are eligible to participate in the Executive Supplemental Savings Plan. Each of Mr. Rossiter, Mr. Vandenberghe, Mr. DelGrosso, Mr. Wajsgras and Mr. Ninivaggi participates in the Executive Supplemental Savings Plan. Mr. Rossiter, Mr. Vandenberghe, Mr. DelGrosso, Mr. Wajsgras and Mr. Ninivaggi received matching contributions in the Executive Supplemental Savings Plan based on 2005 earnings in the amounts of $24,406, $20,090, $15,732, $13,283 and $4,920, respectively.
      The following table indicates estimated total annual benefits payable as a single life annuity beginning at age 65 for various compensation levels and years of credited service under the pension plan, the Pension Equalization Plan and the Executive Supplemental Savings Plan. Generally, annual compensation used for pension formula purposes includes salary and annual bonus paid in a particular year.
Pension Plan Table

		Years of Credited Service
	Covered
Annual Compensation	Compensation*	10	15	20	25	30	35

$ 500,000	$62,712	$78,924	$120,636	$162,347	$204,059	$245,771	$287,483
600,000	62,712	95,524	145,986	196,447	246,909	297,371	347,833
700,000	62,712	112,124	171,336	230,547	289,759	348,971	408,183
800,000	62,712	128,724	196,686	264,647	332,609	400,571	468,533
900,000	62,712	145,324	222,036	298,747	375,459	452,171	528,883
1,000,000	62,712	161,924	247,386	332,847	418,309	503,771	589,233
1,200,000	62,712	195,124	298,086	401,047	504,009	606,971	709,933
1,400,000	62,712	228,324	348,786	469,247	589,709	710,171	830,633
1,600,000	62,712	261,524	399,486	537,447	675,409	813,371	951,333
1,800,000	62,712	294,724	450,186	605,647	761,109	916,571	1,072,033
2,000,000	62,712	327,924	500,886	673,847	846,809	1,019,771	1,192,733
2,200,000	62,712	361,124	551,586	742,047	932,509	1,122,971	1,313,433
2,400,000	62,712	394,324	602,286	810,247	1,018,209	1,226,171	1,434,133
2,600,000	62,712	427,524	652,986	878,447	1,103,909	1,329,371	1,554,833
2,800,000	62,712	460,724	703,686	946,647	1,189,609	1,432,571	1,675,533
3,000,000	62,712	493,924	754,386	1,014,847	1,275,309	1,535,771	1,796,233
3,200,000	62,712	527,124	805,086	1,083,047	1,361,009	1,638,971	1,916,933
3,400,000	62,712	560,324	855,786	1,151,247	1,446,709	1,742,171	2,037,633
3,600,000	62,712	593,524	906,486	1,219,447	1,532,409	1,845,371	2,158,333
3,800,000	62,712	626,724	957,186	1,287,647	1,618,109	1,948,571	2,279,033
4,000,000	62,712	659,924	1,007,886	1,355,847	1,703,809	2,051,771	2,399,733

*	Indicates the covered compensation for Mr. Rossiter who has the lowest covered compensation of all the named executive officers. The covered compensation for each of the other named executive officers will be higher and their number of years of credited service at the 1.10% formula will be fewer than Mr. Rossiter’s, resulting in a slightly lower payout amount for comparable compensation levels and years of credited service. Such differences are not expected to be material.
      At age 65, it is estimated that under the plans Mr. Rossiter, Mr. Vandenberghe and Mr. DelGrosso will each have 35 years of credited service, and Mr. Ninivaggi will have 26 years of credited service.

Retirement Savings Plan
      We have established a Retirement Savings Plan pursuant to Section 401(k) of the Internal Revenue Code for non-union salaried employees who have completed one month of service. Under the Retirement Savings Plan, each eligible employee may elect to defer, on a pre-tax basis, a portion of his or her base salary and annual bonus each year. The plan was originally established with a company matching provision of 50%, 75% and 100% on an employee’s compensation up to a maximum of 5% of an employee’s base salary and annual incentive bonus, depending on years of service. Effective January 1, 2002 matching contributions were eliminated, but were subsequently reinstated effective April 1, 2003 at a reduced rate of 25% and 50% on an employee’s compensation up to a maximum of 5% of an employee’s base salary and annual incentive bonus, depending on years of service. In addition, the plan was amended effective January 1, 2003 to allow for discretionary company matching contributions. Company matching contributions are initially invested in a money market-type fund and may be transferred by the participant to other funds under the Retirement Savings Plan at any time. Matching contributions become vested under the Retirement Savings Plan at a rate of 20% for each full year of service.
      In 2005, each named executive received matching contributions in the Retirement Savings Plan based on 2005 contributions in the amounts of $3,094, $3,035, $1,914, $1,842 and $700 for Mr. Rossiter, Mr. Vandenberghe, Mr. DelGrosso, Mr. Wajsgras and Mr. Ninivaggi, respectively.
Employment Agreements
      Effective March 15, 2005, we entered into revised employment agreements with each of our named executive officers and certain other officers and key employees. Unless terminated earlier pursuant to a written notice of termination provided by us or the executive, each employment agreement with our named executive officers remains in effect until the earlier of (i) the date two years after a written notice of non-renewal is provided by us or the executive or (ii) the date the executive reaches his or her normal retirement date under our retirement plan for salaried employees then in effect. Under the revised employment agreements for our named executive officers, Mr. Rossiter’s annual base salary is $1,100,000, Mr. Vandenberghe’s salary is $925,000, Mr. DelGrosso’s salary is $770,000 ($925,000 effective January 1, 2007) and Mr. Ninivaggi’s salary is $500,000. The salaries of each of our named executive officers may be increased at the discretion of the Compensation Committee. In addition, each of Mr. Rossiter, Mr. Vandenberghe, Mr. DelGrosso and Mr. Ninivaggi are eligible for an annual incentive compensation bonus at the discretion of the Compensation Committee. Under the terms of the employment agreements, each named executive officer is also eligible to participate in the welfare, retirement, perquisite and fringe benefit, and other benefit plans, practices, policies and programs, as may be in effect from time to time, for senior executives of Lear generally.
      The employment agreement for each named executive officer provides that:

•	following the death of the employee, we will pay to his estate or designated beneficiary his full base salary and a pro rata portion of any bonus earned prior to the date of death;

•	upon termination for incapacity (as defined in the employment agreement), the employee will receive all compensation payable under our disability and medical plans and programs plus an additional payment from us so that the aggregate amount received by the employee from all sources equals, for the remainder of such calendar year, his base salary at the rate in effect on the date of termination plus any bonus and other amounts the employee would have been entitled to if his employment continued until the end of the calendar year, and so that the aggregate amount received by the employee from all sources equals, for the period from the end of such calendar year until the date two years after the date of termination, his base salary at the rate in effect on the date of termination;

•	upon termination by the employee for good reason (as defined in the employment agreement) or by us other than for cause or incapacity (each as defined in the employment agreement), if the employee executes a release, in form and substance satisfactory to us, he will receive severance payments for two years after the termination date equal to the sum of the base salary (at the highest rate received during the term of the agreement) and aggregate bonus he would have received for the same period (based on the highest annual bonus received during the period of two calendar years preceding the termination);

•	in addition to the foregoing, upon termination by the employee for good reason (as defined in the employment agreement) or by us other than for cause or incapacity (each as defined in the employment agreement), (i) all outstanding equity-based awards and other benefits that are subject to time-based vesting criteria will continue to vest during the severance period and, following the conclusion of the severance period, unvested awards will vest on a pro rata basis, and (ii) all benefits that would vest under compensation and benefit plans based on the satisfaction of specific performance measures would be paid to the employee after the end of the performance period on a pro rata basis, if and to the extent all relevant performance targets are actually achieved;

•	upon termination by the employee without good reason or by us for cause, the employee is entitled to receive only unpaid salary and benefits, if any, accrued through the effective date of the employee’s termination;

•	the Company may generally reduce the employee’s base salary or bonus, defer payment of his compensation, or eliminate or modify his benefits, without giving rise to a claim of constructive termination, so long as such changes are made for all executive officers of the Company; however, any such actions by the Company within one year after a change in control (as defined in the employment agreement) would give the employee a basis for termination for good reason;

•	the employee agrees to comply with certain confidentiality covenants both during employment and after termination;

•	the employee agrees to comply with certain non-compete and non-solicitation covenants during his employment and for two years after the date of termination, unless the employee is terminated by us for cause, pursuant to a notice of non-renewal from us, or if the employee terminates employment for other than good reason, in which cases the employee agrees to comply with such covenants for one year after the date of termination; and

•	upon transfer of all or substantially all of our assets to a successor entity, we will require the successor entity expressly to assume performance of the employment agreement.

      A copy of the revised employment agreement with each of our named executive officers has been filed with the Securities and Exchange Commission as an exhibit to our Current Report on Form 8-K filed on March 18, 2005.
Code Section 409A
      On October 22, 2004, the American Jobs Creation Act was enacted. Among other things, the American Jobs Creation Act added a new Section 409A to the Internal Revenue Code that makes significant changes to most nonqualified deferred compensation plans. These changes include new restrictions on when a deferral election may be made, or payments of amounts deferred under a prior election may be postponed, and restrictions on events that may trigger a distribution of benefits. Except in very limited circumstances, Section 409A prohibits the acceleration of any payment of deferred compensation. Section 409A imposes additional taxes and interest on deferrals that do not comply with the new law. Section 409A applies in addition to other laws applicable to nonqualified deferred compensation, including those pertaining to the constructive receipt of income and limitations on transfers of property in connection with the performance of services. Section 409A is effective for deferrals made after December 31, 2004, but may also apply to amounts that are not vested by December 31, 2004, or that were deferred under plans that are materially modified after October 3, 2004. Under guidance issued by the Internal Revenue Service in October, 2005, plans that are subject to Section 409A must be amended by December 31, 2006 to comply with the new law. We are reviewing the impact of Section 409A on our deferred compensation and equity compensation arrangements. We anticipate making amendments to those arrangements by December 31, 2006 to comply with the new law.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
      No member of the Compensation Committee was, during the fiscal year ended December 31, 2005, an officer, former officer or employee of our company or any of our subsidiaries. None of our executive officers served as a member of:

•	the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee;

•	the board of directors of another entity, one of whose executive officers served on our Compensation Committee; or

•	the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.
      Michael Spalding, the brother of David Spalding, the Chairman of our Compensation Committee, is employed as a non-executive Senior Account Manager at Lear’s DaimlerChrysler Division. In 2005, Michael Spalding was paid $99,442, which included a bonus of $9,048. The employment relationship is on an arm’s-length basis and Mr. Spalding has no involvement or interest, directly or indirectly, in employment decisions affecting his brother. The Board has concluded that Mr. Spalding is independent.
COMPENSATION COMMITTEE REPORT
      Regardless of anything indicating the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement, in whole or in part, the following report and the performance graph which follows shall not be deemed to be incorporated by reference.
Introduction
      Our Compensation Committee is responsible for approving and evaluating the director and officer compensation plans, policies and programs of our Company, and for administering its stock plans (including reviewing and approving equity grants to officers). In addition, the Compensation Committee is responsible for evaluating the performance of our Chief Executive Officer and our other executive officers. The Compensation Committee is currently comprised of four non-employee directors: Ms. Bingaman, Mr. McCurdy, Mr. Spalding and Mr. Wallman. Mr. Wallman was appointed to the Committee in May 2005. Our Board has not rejected or modified any action taken by the Compensation Committee.
Executive Compensation Policy
      The objectives of our compensation policies are to:

•	optimize profitability and growth;

•	link the interests of management with those of stockholders;

•	align management’s compensation mix with our business strategy and compensation philosophy;

•	provide management with incentives for excellence in individual performance;

•	maintain a strong link between executive pay and performance;

•	promote teamwork among managers; and

•	attract and retain highly qualified and effective officers, key employees and directors.

      To achieve these objectives, the Compensation Committee believes that the total compensation program for executive officers should consist of the following:

•	base salary;

•	annual incentives;

•	long-term incentives; and

•	certain other benefits.
      The Compensation Committee chooses a combination of the above elements designed to retain executives and provide proper incentives for performance. The Compensation Committee selects the specific form of compensation within each of the above-referenced groups based on industry standards, the cost to the company versus the benefit provided to the recipient, the impact of accounting and tax rules and other factors.
      The Compensation Committee targets total remuneration of our senior executives at the 75th percentile of our peer group in return for comparable performance. However, this percentile is only a target and actual compensation is dependent on various factors, including the Company’s actual financial performance and satisfaction of specified management objectives, and may be more or less than the target.
Executive Compensation Process
      Our human resources executives and staff support the Compensation Committee in its work. These members of management work with compensation consultants, accountants and legal counsel, as necessary, to implement the Compensation Committee’s decisions and to make compensation recommendations to the Compensation Committee. In addition, the Compensation Committee has the authority to hire its own advisors and counsel. In accordance with this authority, the Compensation Committee has retained an independent compensation consultant, reporting directly to the Compensation Committee, to undertake a review of our executive compensation policies and programs. A discussion of each of the elements of executive compensation follows.
Base Salary
      Base salaries for our executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer’s position. In this regard, the Compensation Committee considers the compensation practices and corporate financial performance of similarly situated companies based on research provided by outside consultants. The Compensation Committee focuses primarily on total compensation, including incentive awards, rather than base salary alone, as the appropriate measure of executive officer remuneration. As of December 31, 2005, Mr. Rossiter’s base salary was $1,100,000, Mr. Vandenberghe’s salary was $925,000, Mr. DelGrosso’s salary was $770,000 ($925,000 effective January 1, 2007), Mr. Wajsgras’ salary was $660,000 and Mr. Ninivaggi’s salary was $500,000. Pursuant to elections made under the Management Stock Purchase Plan, Mr. Rossiter, Mr. Vandenberghe and Mr. DelGrosso elected to defer $440,000, $277,500 and $175,000 of their 2005 salaries, respectively. Amounts deferred were applied toward the purchase of restricted stock units under the Management Stock Purchase Plan described below. In addition, in lieu of additional increases in base salary levels in 2006, certain of our senior executives, including Mr. DelGrosso and Mr. Wajsgras, were granted supplemental restricted stock units effective January 3, 2006. The restricted stock units were granted to further align the interests of these executives to those of our stockholders.
Annual Incentives
      Our executive officers participate in the Annual Incentive Compensation Plan, which was approved by stockholders in 2005. Pursuant to this plan, the Compensation Committee makes annual incentive awards designed to reward past financial performance and the achievement of goals considered important to our future. Awards are typically made in the first quarter of each year based on our performance achieved in the previous calendar year.

      Each named executive officer is assigned an annual target opportunity under the Annual Incentive Compensation Plan expressed as a percentage of such officer’s base salary. Historically, the target opportunity for a given year’s performance has been based 50% upon whether our earnings per share reaches a threshold established by the Compensation Committee and 50% upon whether the return on our net assets reaches a threshold set by the Compensation Committee. The actual award can vary from 0% to 140% of the annual target opportunity based on whether these thresholds are met and, if met, by how much the thresholds are exceeded. The Annual Incentive Compensation Plan allows the Compensation Committee to use various other financial and operational measures to set performance goals, including, among others, earnings, EBITDA, asset turnover, revenues, return on equity, return on invested capital, net income, cash flow, market share, sales growth, increase in customer base, capacity utilization, environmental health and safety, diversity and quality. The Compensation Committee may choose to use any one or a combination of these measures (or any of the other measures listed in the plan) in the future. No bonuses were earned under the Annual Incentive Compensation Plan for the year ended December 31, 2005.
Long-Term Incentives
      The long-term incentive component of our executive compensation program is designed to provide our senior management with substantial at-risk components and to align the interests of our senior management with those of our stockholders. To achieve these goals, the Compensation Committee has taken the following steps with respect to senior management:

•	approved stock ownership guidelines for members of senior management;

•	granted stock-settled stock appreciation rights to certain members of senior management;

•	granted restricted stock units to certain members of senior management;

•	granted performance share awards to certain members of senior management; and

•	permitted certain members of senior management to defer a portion of their base salary and annual incentive bonus under the Management Stock Purchase Plan.
      The Compensation Committee strives to achieve a proper balance between grants of long-term equity awards with time-based vesting such as restricted stock units and grants of equity awards whose value is more performance-based, such as stock appreciation rights and performance shares. In 2003 and 2004, the Compensation Committee awarded time-vested restricted stock units to executives in lieu of awarding stock options. The Compensation Committee took into account that restricted stock units result in less dilution of the ownership interests of existing stockholders than the options they replaced and restricted stock units are effective incentives for our superior performing employees to remain with us and to continue their performance during periods of stock price fluctuations, when stock options may have no realizable value. Based on a review of evolving market practices and industry trends, in November 2005 the Compensation Committee approved a combination of equity awards for certain members of senior management with 75% of the value coming from stock-settled stock appreciation rights and 25% of the value coming from time-vested restricted stock units. The Compensation Committee believes that stock-settled stock appreciation rights result in less dilution to existing stockholders than a comparable amount of options yet provide a performance-based component that restricted stock units lack. This is consistent with the Compensation Committee’s desire to keep a significant portion of equity awards as performance-based. In addition, in contrast to stock options, participants do not need to fund an exercise price to exercise a stock appreciation right.

Management Stock Ownership Requirements
      The Compensation Committee has implemented stock ownership guidelines that require our officers to achieve, within five years of reaching senior officer status, specified stock ownership levels, based on a multiple of such officer’s base salary. These guidelines are intended to create a strong link between our long-term success and the ultimate compensation of our officers. Compliance with the stock ownership guidelines is determined in January of each year. The value of stock and stock equivalents is based, in part, on a twelve-month average stock price in order to mitigate the effect of stock price fluctuations. The stock ownership levels which must be achieved by our senior officers within the five-year period, based on a multiple of such officer’s base salary, are as follows:

Multiple of
Position	Base Salary

Chief Executive Officer	5x
Vice Chairman	4x
Chief Operating Officer/Chief Financial Officer	3x
Senior Vice Presidents and Division Presidents	2.5x
Corporate Vice Presidents	2x
      The following are included for purposes of determining whether the stock ownership requirements are satisfied: (i) shares of common stock owned directly or held under the Retirement Savings Plan; (ii) restricted stock units under the Management Stock Purchase Plan, including those to be credited in March following the date of determination; (iii) the value of vested restricted stock units (non-MSPP) granted under the Long-Term Stock Incentive Plan to the extent deferred and not converted to shares of common stock; (iv) seventy percent of performance shares scheduled to be distributed in the current year under the Long-Term Stock Incentive Plan; (v) seventy percent of restricted stock units under the Management Stock Purchase Plan which are scheduled for distribution in March following the date of determination; (vi) seventy percent of the value of “in the money” stock options or stock appreciation rights that are currently exercisable or exercisable within twelve months of the date of determination; and (vii) seventy percent of the value of restricted stock units under the Long-Term Stock Incentive Plan that are vested or will vest within twelve months of the date of determination. Management personnel who have not achieved a stock ownership level of at least 60% of their target after three years will have up to 50% of their annual incentive bonus delivered in the form of restricted stock units pursuant to the Management Stock Purchase Plan described below until their stock ownership meets the required levels.

Stock Appreciation Rights (SARs)
      In order to increase the portion of our officers’ total equity compensation that is performance-based, the Compensation Committee approved the grant of stock-settled stock appreciation rights (SARs) to our officers in 2005. In contrast to restricted stock units whose value is delivered partly based on the passage of time, the SARs are more performance-driven, entitling the recipient, upon exercise, to receive shares of our common stock equal to the difference between the grant price per SAR and the fair market value of one share of common stock on the date the SAR is exercised. Accordingly, on November 10, 2005, Mr. Rossiter, Mr. Vandenberghe, Mr. DelGrosso, Mr. Wajsgras and Mr. Ninivaggi were granted 151,875, 84,375, 84,375, 60,750 and 40,500 stock-settled SARs, respectively, with an exercise price of $27.74 per SAR, the market price of our common stock on the grant date. One-third of the SARs vest and become exercisable on each of the first three anniversaries of the grant date.
      In 2001, the Company proposed and our stockholders approved the amendment and restatement of the Long-Term Stock Incentive Plan, which prohibits the repricing of stock options without stockholder approval. The proposed amendment to the Long-Term Stock Incentive Plan, if approved by stockholders, would clarify that the prohibition on repricing stock options also applies to SARs. The Company has never repriced a stock option or SAR.

Restricted Stock Units
      The Company’s equity-based awards in 2005 also consisted of restricted stock units. In comparison to the grant of stock options or SARs, the Compensation Committee believes that restricted stock units are effective incentives for our superior performing employees to remain with us and to continue their performance during periods of stock price fluctuations, when stock options or SARs may have no realizable value. Accordingly, on November 10, 2005, Mr. Rossiter, Mr. Vandenberghe, Mr. DelGrosso, Mr. Wajsgras and Mr. Ninivaggi were granted 16,875, 9,375, 9,375, 6,750 and 4,500 restricted stock units, respectively, under the Long-Term Stock Incentive Plan. One-half of these units vest on the second anniversary of the grant date, and the remaining half vest on the fourth anniversary of the grant date, provided in each case that the officer remains employed.

Performance Share Awards
      Performance share awards ensure that a significant component of certain employees’ compensation depends upon the achievement of specified financial performance goals over a three-year period. The Compensation Committee chooses from various measures of corporate performance to determine the level of payout of performance share awards.
      As in prior years, the Compensation Committee granted performance share awards effective January 1, 2005 to selected senior management personnel under the Long-Term Stock Incentive Plan with target performance shares equal on the date of the award to a specified percentage of each such employee’s base salary on January 1, 2005. The specified percentage for Mr. Rossiter was 50% and for each of the other named executive officers was 25%. The 2005 performance criteria over a three-year period for these performance share awards are our relative return to stockholders compared to a peer group of representative independent automotive suppliers, which at the time of the grant consisted of ArvinMeritor, Inc., Dana Corporation, Delphi Automotive Systems Corporation, Eaton Corporation, Johnson Controls, Inc., Magna International, Inc., and Visteon Corporation, and our return on invested capital, calculated either on a relative or absolute basis. For an officer to receive shares of common stock for his or her performance shares, relative return to stockholders and/or return on invested capital over the three-year period must equal or exceed specified thresholds. Our officers may earn additional shares of common stock for their performance share awards if we exceed these thresholds. Because the required levels of performance with respect to the performance criteria were not met for the performance shares granted in 2003 for the three-year period ending December 31, 2005, there were no payouts made for such performance share cycle.

Management Stock Purchase Plan
      In furtherance of its goal of aligning the interests of officers and key employees with those of our stockholders, the Compensation Committee permits certain management personnel to participate in the Management Stock Purchase Plan. The program is part of the Long-Term Stock Incentive Plan and, in 2005, there were approximately 290 eligible participants. Under this program, members of management can elect to defer a portion of their base salary and/or annual incentive bonuses under the Annual Incentive Compensation Plan and receive restricted stock units credited at a discount to the fair market value of our common stock. The discount rates on restricted stock units purchased with deferred salary or bonus are based on the following scale:

Total Dollar Amount of Salary and Bonus		Value of Restricted Stock Units
Deferrals, Expressed as a Percentage of	Applicable	Received as a Percentage of the
the Participant’s Base Salary	Discount Rate	Amount Deferred

15% or less	20%	125%
Over 15% and up to 100%	30%	143%
Over 100%	20%	125%
      In consideration for deferring their 2005 base salary in a deferral election made in December 2004, participants were credited with a number of restricted stock units under the Long-Term Stock Incentive Plan equal to 125% or 143% of the amount deferred divided by the fair market value of a share of common stock determined in a manner approved by the Compensation Committee. This formula effectively provided participants with a 20% or 30% discount on restricted stock units credited under the Plan, depending on the amount of the deferral as set forth in the above table. For restricted stock units credited in March 2005 for 2005 base salary deferral elections, the fair market value of a share of common stock was based on the average of the high and low prices of our common stock during the last five trading days of 2004, which was $60.78 per share.
      Generally, a participant must hold restricted stock units and remain employed for at least three years following the grant date, at which time the participant receives, net of taxes, a number of shares of common stock equal to the restricted stock units held and a cash payment equal to the amount of dividends, if any, the participant would have earned if he or she had held shares of common stock rather than restricted stock units, together with accrued interest on such dividends. Pursuant to deferral elections made under the Management

Stock Purchase Plan for base salary earned in the year ending December 31, 2005, Mr. Rossiter, Mr. Vandenberghe and Mr. DelGrosso received 10,136, 6,374 and 3,805 restricted stock units, respectively. No annual incentive bonuses were earned in the year ending December 31, 2005 and, consequently, no bonus amounts were deferred for such year.

Retirement Benefits
      For a description of the retirement benefits we provide, see “Executive Compensation — Pension Plan and Benefits” beginning on page 18.

Estate Preservation Plan
      The Estate Preservation Plan has been established for certain of our senior executives. The Estate Preservation Plan provides the beneficiaries of a participant with death benefits which may be used to pay estate taxes on inherited common stock. Under the Estate Preservation Plan, we purchase a life insurance policy on the life of the participant, or a joint life insurance policy on the lives of the participant and his or her spouse. We own the life insurance policy but endorse a portion of the policy’s proceeds to the participant’s designated beneficiaries. Each participant pays a portion of the policy’s annual premium (until he or she reaches age 65) and we pay the remainder of the annual premium. After the participant reaches age 65, we pay the entire annual premium and the participant pays income taxes on the imputed income from the policy. Upon the death of the participant or, in the case of a joint life insurance policy, the death of the participant and his or her spouse, the participant’s beneficiaries receive a fixed portion of the policy death benefit which they may use to pay the estate taxes on inherited common stock. Any amounts payable under the policy in excess of such fixed portion of the policy death benefit are payable to Lear.
Certain Other Benefits
      To remain competitive in the market for a high caliber management team, Lear provides its executive officers, including our Chief Executive Officer, with health and welfare benefits and certain perquisites, including financial counseling services, reimbursement of country club dues, the use of a company automobile and limited personal use of the corporate aircraft. In certain instances, the Company also provides tax gross-up payments for the imputed income associated with such perquisites. The Compensation Committee periodically reviews perquisites made available to the Company’s executive officers, including our Chief Executive Officer, to ensure that they are generally consistent with market practice. For additional information regarding perquisites made available to the Company’s executive officers, including our Chief Executive Officer, during 2005, please see “— Summary Compensation Table” beginning on page 14.
Chief Executive Officer Compensation
      Pursuant to his employment agreement, Mr. Rossiter received a base salary of $1,100,000 during the fiscal year ending December 31, 2005. Mr. Rossiter’s base salary was not increased in 2005. Mr. Rossiter was also eligible to participate in the Annual Incentive Compensation Plan, the Long-Term Stock Incentive Plan, including the Management Stock Purchase Plan, the Executive Supplemental Savings Plan, the Estate Preservation Plan, the Retirement Savings Plan and the Pension Equalization Plan.
      In evaluating the appropriateness of Mr. Rossiter’s overall compensation, the Compensation Committee took into account the Company’s financial performance in a challenging industry and economic environment as well as the achievement of specified corporate and management objectives, including continued improvements in product quality, customer satisfaction and management development. In addition, the Compensation Committee considered the fact that a substantial portion of Mr. Rossiter’s compensation continues to consist of at-risk components and therefore is directly based on the Company’s performance. In 2005, much of Mr. Rossiter’s overall compensation consisted of at-risk components based on Company performance, including 16,875 restricted stock units subject to two and four-year vesting requirements, 151,875 stock appreciation rights and the premium portion of restricted stock units granted under the Management Stock Purchase Plan which vest three years following the grant date. No performance share payouts were made to

Mr. Rossiter or the other named executive officers for the 2003-2005 performance period because specified target levels of relative return to shareholders and return on invested capital were not achieved. In addition, no annual bonuses were awarded to Mr. Rossiter or the other named executive officers for services performed in 2005. As a result, Mr. Rossiter’s total compensation in 2005 was lower than it was in prior years. For more information regarding Mr. Rossiter’s equity-based compensation, see “Executive Compensation — Option/SAR Grants and Exercises and Long-Term Incentive Awards in Last Fiscal Year” beginning on page 17.
Tax Treatment of Executive Compensation
      One of the factors the Compensation Committee considers when determining compensation is the anticipated tax treatment to Lear and to the executives of the various payments and benefits. Section 162(m) of the Internal Revenue Code limits the deductibility of non-performance based compensation in excess of $1,000,000 paid to any named executive officer appearing in the Summary Compensation Table. The Compensation Committee generally considers this limit when determining compensation; however, there are instances where the Committee has concluded, and may conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the Company’s best interests and those of its stockholders.
      This report is submitted by Ms. Bingaman and Messrs. McCurdy, Spalding and Wallman, being all of the members of the Compensation Committee.

David P. Spalding, Chairman
Anne K. Bingaman
Larry W. McCurdy
Richard F. Wallman

PERFORMANCE GRAPH
      The following graph compares the cumulative total stockholder return from December 31, 2000 through December 31, 2005 for Lear common stock, the S&P 500 Index and a peer group1 of companies we have selected for purposes of this comparison. We have assumed that dividends have been reinvested and the returns of each company in the S&P 500 Index and the peer group have been weighted to reflect relative stock market capitalization. The graph assumes that $100 was invested on December 31, 2000 in each of Lear’s common stock, the stocks comprising the S&P 500 Index and the stocks comprising the peer group.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

LEAR CORPORATION	$100.00	$153.73	$134.14	$248.00	$249.95	$120.69

S&P 500	$100.00	$88.15	$68.79	$88.29	$97.77	$102.50

PEER GROUP	$100.00	$138.19	$127.18	$186.58	$206.15	$206.48

(1)	We do not believe that there is a single published industry or line of business index that is appropriate for comparing stockholder returns. The peer group that we have selected is comprised of representative independent automobile suppliers of comparable products whose common stock is publicly-traded. Our peer group consists of ArvinMeritor, Inc., Borg-Warner Automotive, Inc., Collins & Aikman Corporation, Dana Corporation, Delphi Corporation (f/k/a Delphi Automotive Systems Corporation), Eaton Corp., Gentex Corp., Johnson Controls, Inc., Magna International, Inc., Superior Industries International, Tower Automotive and Visteon Corporation.
AUDIT COMMITTEE REPORT
      The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.
      The Audit Committee of the Board of Directors is responsible for evaluating audit performance, appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm and evaluating policies and procedures relating to internal accounting functions and controls. The Audit Committee is currently comprised of Messrs. McCurdy, Stern, Wallace and Wallman, each a non-employee director, and operates under a written charter which was last amended by our Board in November 2004. Dr. Fry was also a member of the Audit Committee until he was replaced by Mr. Wallace in May 2005. Our

Board has determined that all members of the Audit Committee are independent as defined in the New York Stock Exchange listing standards.
      The Audit Committee members are neither professional accountants nor auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as the report of management and the opinion thereon of Ernst & Young LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2005, regarding the Company’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act.
      The Audit Committee has discussed with Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (which relates to the auditors’ independence from the Company and its related entities) and has discussed with Ernst & Young LLP its independence from the Company.
      Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and be filed with the United States Securities and Exchange Commission.
      This report is submitted by Messrs. McCurdy, Stern, Wallace and Wallman, being all of the members of the Audit Committee.

Larry W. McCurdy, Chairman
James A. Stern
Henry D.G. Wallace
Richard F. Wallman
FEES OF INDEPENDENT ACCOUNTANTS
      In connection with the audit of the 2005 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.
      In addition to retaining Ernst & Young LLP to audit our consolidated financial statements for 2005, Lear retained Ernst & Young LLP, as well as other accounting firms, to provide tax and other advisory services in 2005. We understand the need for Ernst & Young LLP to maintain objectivity and independence in its audit of our financial statements. It is also the Audit Committee’s goal that the fees that the Company pays to Ernst & Young LLP for permitted non-audit services in any year should not exceed the audit and audit-related fees paid to Ernst & Young LLP in such year, a goal which the Company achieved in 2005 and 2004.
      In order to assure that the provision of audit and non-audit services provided by Ernst & Young LLP, the Company’s independent registered public accounting firm, does not impair their independence, the Audit Committee is required to pre-approve the audit and permitted non-audit services to be performed by Ernst & Young LLP, other than de minimis services that satisfy the requirements pertaining to de minimis exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934. The Audit Committee also has adopted policies and procedures for pre-approving all audit and permitted non-audit work performed by Ernst & Young LLP. Any pre-approval is valid for 14 months from the date of such pre-approval, unless the Audit Committee specifically provides for a different period. Any pre-approval must also set forth in detail the particular service or category of services approved and is generally subject to a specific cost limit.
      The Audit Committee has adopted policies regarding the Company’s ability to hire employees, former employees and certain relatives of employees of the Company’s independent accountants.
      During 2005 and 2004, we retained Ernst & Young LLP to provide services in the following categories and amounts:

	Fiscal Year Ended December 31,

	2005	2004

Audit fees(1)	$8,639,000	$9,342,000
Audit-related fees(2)	202,000	339,000
Tax fees(3)	1,828,000	2,238,733
All other fees	—	—

(1)	Audit fees include services related to the annual audit of our consolidated financial statements, the audit of our internal controls over financial reporting, the reviews of our quarterly reports on Form 10-Q, international statutory audits and other services that are normally provided by the independent accountants in connection with our regulatory filings.

(2)	Audit-related fees include services related to the audits of U.S. and Canadian employee benefit plans, accounting consultations and other assurance and related services that are reasonably related to the performance of the audits of our financial statements.

(3)	Tax fees include services related to tax compliance, tax advice and tax planning.
      All of the audit, audit-related, tax and other services performed by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with the pre-approval policies and procedures described above.
CERTAIN TRANSACTIONS
      Kelli Duty, a Human Resources Specialist at Lear’s corporate offices in Europe, is the daughter-in-law of Robert Rossiter, Lear’s Chairman and Chief Executive Officer. In 2005, Ms. Duty was paid $182,542, which included a bonus of $2,004 and payments relating to an international assignment of $133,324.
      Noelle Gill, a Human Resources Manager in Lear’s Electrical Systems Division, is the daughter of Roy Parrott, a Director of Lear. In 2005, Ms. Gill was paid $126,866, which included a bonus of $9,379 and payments relating to an international assignment of $11,309. Ms. Gill also received 120 restricted stock units and 360 stock appreciation rights in 2005.
      Spencer Gill, a former Director of Business Practices at Lear’s GM Division, is the son-in-law of Roy Parrott, a Director of Lear. In 2005, Mr. Gill was paid $322,152, which included a bonus of $25,822 and payments relating to an international assignment of $167,550. Mr. Gill resigned his position with Lear in November 2005.
      Terrence Kittleson, a brother-in-law of Lear’s Chairman and Chief Executive Officer, Robert Rossiter, is employed by Trammell Crow Company as an Executive Vice President. Trammell Crow provides Lear with real estate brokerage as well as property and project management services. In 2005, Lear paid $4,269,745 to Trammell Crow for these services. Lear has engaged Trammell Crow in the ordinary course of its business and in accordance with its normal procedures for engaging service providers of these types of services.

      Scott Ratsos, a Vice President of Engineering at Lear’s GM Division, is a son-in-law of Robert Rossiter, Lear’s Chairman and Chief Executive Officer. In 2005, Mr. Ratsos was paid $195,330, which included a bonus of $35,818. Mr. Ratsos also received 520 restricted stock units and 2,340 stock appreciation rights in 2005.
      Brian Rossiter, a brother of Lear’s Chairman and Chief Executive Officer, Robert Rossiter, owns an entity that has represented Center Manufacturing in the sale of automotive products to Lear. In 2005, Lear paid $20,277,005 for tooling, steel stampings and assemblies that it purchased from Center Manufacturing. The entity owned by Brian Rossiter received a commission with respect to a portion of these sales at customary rates. Brian Rossiter is also an owner of Creative Seating Innovations, Inc. In 2005, Lear paid $1,873,630 to Creative Seating Innovations for prototype tooling and parts. Lear made its purchases from Center Manufacturing and Creative Seating Innovations in the ordinary course of its business and in accordance with its normal sourcing procedures for these types of products.
      Brian T. Rossiter, a Program Manager at one of Lear’s European offices, is the son of Robert Rossiter, Lear’s Chairman and Chief Executive Officer. In 2005, Brian T. Rossiter was paid $241,901, which included a bonus of $8,311 and payments relating to an international assignment of $144,169. Brian T. Rossiter also received 90 restricted stock units and 270 stock appreciation rights in 2005.
      Jayme Rossiter, a sister-in-law of Robert Rossiter, Lear’s Chairman and Chief Executive Officer, has an ownership interest in Elite Support Management Group, LLC. In 2005, Lear paid $358,728 to Elite Support for the provision of information technology temporary support personnel. Lear engaged Elite Support to provide these services in the ordinary course of its business and in accordance with its normal procedures for engaging service providers of these types of services.
      Terrence Rossiter, a brother of Lear’s Chairman and Chief Executive Officer, Robert Rossiter, has been employed as a computer equipment salesperson by Sequoia Services Group (“Sequoia”), a subsidiary of Analysts International, since 1994. Sequoia has provided equipment and contract services to Lear since 1991. In 2005, Lear paid $727,507 to Sequoia for the purchase of computer equipment and the license or purchase of software and $6,306,684 for computer-related services. Terrence Rossiter was not involved in the provision of computer-related services to Lear. Lear purchased this equipment and software and these services in the ordinary course of its business and in accordance with its normal sourcing procedures for equipment, software and services of these types.
      Richard Snyder, a Financial Manager at one of Lear’s division offices, is a brother-in-law of Robert Rossiter, Lear’s Chairman and Chief Executive Officer. In 2005, Mr. Snyder was paid $119,702, which included a bonus of $14,459.
      Michael Spalding, a Senior Account Manager at Lear’s DaimlerChrysler Division, is the brother of David Spalding, a Director of Lear. In 2005, Michael Spalding was paid $99,442, which included a bonus of $9,048.
      Scott Vandenberghe, a Program Manager at Lear’s GM Division, is the son of James Vandenberghe, a Director and the Vice Chairman of Lear. In 2005, Scott Vandenberghe was paid $67,155, which included a bonus of $2,689.
      Patrick VandenBoom, an Information Technology Director for Lear, is the brother-in-law of James Vandenberghe. In 2005, Mr. VandenBoom was paid $187,350, which included a bonus of $35,796. Mr. VandenBoom also received 300 restricted stock units and 900 stock appreciation rights in 2005.
      John Youvon, a Sales Manager in Lear’s Ford Division office, is the brother-in-law of Paul Joseph Zimmer, Lear’s Senior Vice President and President, Global Seating Systems Product Group. In 2005, Mr. Youvon was paid $117,137, which included a bonus of $15,286.
      William Zimmer, the brother of Paul Joseph Zimmer, is a Sales Manager in Lear’s Interior Systems Division. In 2005, William Zimmer was paid $93,849.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
(PROPOSAL NO. 2)
      Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2006. A proposal will be presented at the meeting to ratify this appointment. Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote. If the stockholders fail to ratify such selection, another independent registered public accounting firm will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage Ernst & Young LLP. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. We have been advised that a representative of Ernst & Young LLP will be present at the meeting and will be available to respond to appropriate questions and, if such person chooses to do so, make a statement.
      YOUR BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF
THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.
APPROVAL OF AN AMENDMENT TO OUR LONG-TERM STOCK INCENTIVE PLAN
(PROPOSAL NO. 3)
      On March 13, 2006, our Compensation Committee adopted, subject to stockholder approval, an amendment to the Long-Term Stock Incentive Plan which (i) increases the maximum number of shares of common stock that may be issued under the plan by 3,000,000, from 11,690,000 plus any shares that are or become available on or after May 3, 2001 under our 1994 and 1996 stock option plans to 14,690,000 plus any shares that are or become available on or after May 3, 2001 under our 1994 and 1996 stock option plans, (ii) removes the sub-limits for restricted stock units and performance units and provides that remaining shares available under the plan will be reduced by 2.15 for each share awarded pursuant to restricted stock, restricted units, restricted stock units, performance shares, performance units and other awards with value denominated in full shares, (iii) prohibits the Compensation Committee from granting dividend equivalent rights on stock option and stock appreciation right awards, (iv) prohibits shares subject to an award that are withheld to satisfy tax withholding obligations or pay an exercise price from being available for further issuance under the plan, (v) specifies that each stock-settled SAR will count as one full share against the shares available for future issuance under the plan regardless of the number of net shares issued upon exercise, (vi) amends the definitions of “Change in Control” and “Disability” solely to comply with Code Section 409A, (vii) reiterates the performance goals to be used in granting performance based awards under the plan, (viii) expands the prohibition on option repricing without stockholder approval to include SARs and clarifies that the prohibition applies to canceling an option or SAR and issuing a substitute option or SAR with a lower exercise price or canceling an underwater option or SAR and issuing a substitute award, and (ix) clarifies that awards may not be transferred for value or consideration to third parties without stockholder approval.
      As of December 31, 2005, without taking into account any increase in the number of shares available under the plan, there were approximately 351,494 shares not subject to outstanding awards under the plan. Our Compensation Committee believes that increasing the total number of shares available for awards under the plan is necessary to ensure that a sufficient number of shares will be available to fund our executive compensation programs over the next two years. In addition, in order to retain flexibility under the plan regarding the types of awards given, we wish to remove sublimits on restricted stock units and performance units and implement a fungible share ratio which counts each share awarded as part of a full-value award as 2.15 shares against the overall plan limit. Removing the plan’s liberal share counting provisions (provisions that we have never utilized) increases the number of shares that can be issued under the plan for comparable value. In addition, we have never granted dividend equivalent rights with respect to options or SARs and by removing this feature from the plan, more value can be granted in the form of actual options and SARs. Certain definitions were modified to prevent adverse tax consequences under Code Section 409A and the performance goals for performance based awards are restated and reaffirmed to comply with the requirements of Code Section 162(m). In addition, the prohibition on repricing of options without stockholder approval was expanded to include SARs and also clarify that a repricing by canceling an option or SAR and substituting another award for it is also prohibited. We have never repriced an option or SAR. Finally, the proposed amendment clarifies that awards may not be transferred to third parties for value or consideration without stockholder approval. Such transfers have not been allowed under the plan, as it has been administered to date.
      Approval of an amendment to our Long-Term Stock Incentive Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote. If the amendment is approved by our stockholders, we plan to register the offer and sale of the 3,000,000 additional shares of common stock on a registration statement on Form S-8.
Summary of our Long-Term Stock Incentive Plan
      The following is only a summary of our Long-Term Stock Incentive Plan, as amended by the proposed amendment, and, upon stockholder approval, effective May 11, 2006, and is qualified in its entirety by reference to its full text, a copy of which is attached as Appendix B to this proxy statement.
      General. The purposes of the Long-Term Stock Incentive Plan are to optimize the profitability and growth of our company through long-term incentives that are consistent with our objectives and that link the interests of plan participants to those of our stockholders; to provide plan participants with an incentive for excellence in individual performance; to promote teamwork among plan participants; and to give us an advantage in attracting and retaining officers, key employees and directors.
      The plan permits awards of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted units, restricted stock units, performance shares and performance units. In addition, the plan provides an opportunity for the deferral of payment of salary, bonuses and other forms of incentive compensation.
      Term of Plan. Awards may be made under the plan until the earliest of:

•	the date when all of the shares reserved for issuance under the plan have been exhausted,

•	May 3, 2011, and

•	the date as of which the plan is terminated by our Compensation Committee.
      Shares Subject to the Plan. If approved by our stockholders, the maximum number of shares that may be issued or transferred to participants under the plan will be increased by 3,000,000 from 11,690,000, plus any shares that are or become available on or after May 3, 2001 under our 1994 and 1996 stock option plans, to 14,690,000 plus any shares that are or become available on or after May 3, 2001 under our 1994 and 1996 stock option plans. The plan’s share reserve is not a simple numeric limit, because when we amended and restated the plan in 2001, we designed it so that future awards would all be made under the Long-Term Stock Incentive Plan. Therefore, shares of common stock that are or become available on or after May 3, 2001 under our 1994 and 1996 stock option plans are subject to awards under the Long-Term Stock Incentive Plan only. No awards have been made since May 3, 2001, or will in the future be made, under those other, prior stock option plans. Each share awarded as a full value award will count as 2.15 shares against the maximum shares available under the plan.
      If any award terminates or lapses for any reason, the shares subject to that award will again be available for grant under the plan. However, shares subject to an award that are withheld to satisfy an exercise price or tax withholding obligation shall not be available for future grant under the plan. If there is a change in our capitalization, our Compensation Committee may make appropriate adjustments to the number and class of shares that may be delivered under the plan, to the number, class or price of shares subject to outstanding awards, and to the annual individual award limit to prevent dilution or enlargement of rights. Each stock-

settled SAR awarded will count as a full share against the available shares under the plan regardless of the number of shares delivered upon exercise.
      Administration. The Long-Term Stock Incentive Plan is administered by the Compensation Committee of our Board of Directors.
      Eligibility. All of our employees and all employees of our affiliates are eligible to participate in the plan. Our non-employee directors and non-employee directors of our affiliates may receive only nonqualified stock options under the plan. An “affiliate” is defined as a corporation, partnership, joint venture or other enterprise of which we own or control, directly or indirectly, at least one half of the voting rights. An employee actually becomes a plan participant when he or she is chosen by our Compensation Committee to receive an award.
      Limitations. Section 162(m) of the Internal Revenue Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers. To ensure that we can deduct the compensation income associated with stock compensation awards granted to our officers, the Long-Term Stock Incentive Plan provides that the maximum number of shares and share equivalent units that may be granted during any calendar year to any one participant under all types of plan awards is 300,000. In addition, the maximum number of shares that may be issued through options intended to be incentive stock options during the entire life of the plan is 2,000,000.
      Terms and Conditions of Options. Each option will be evidenced by an award agreement. The award agreement is issued in the form of a certificate summarizing the broad terms of the option grant, coupled with a longer document that describes the terms and conditions of the grant in greater detail. Our Compensation Committee determines the exercise price of an option at the time it is granted, but that exercise price must equal at least 100% of the fair market value of our common stock at the time the option is granted. “Fair market value” is generally the average of the high and low trading prices of a share of our common stock on the New York Stock Exchange. Except in the case of certain recapitalization events, an option award may not be modified to specify a lower exercise price without the approval of our stockholders. The Compensation Committee may not grant dividend equivalent rights with respect to options.
      Exercise of Options. An option vests and becomes exercisable according to the terms specified in the stock option award agreement that covers the option. Whether and under what circumstances an option may be exercised after the plan participant’s death, retirement, disability or other termination of employment are specified in the stock option award agreement. Notwithstanding the foregoing, no option may be exercised more than ten years after the date of grant. The stock option award agreement also specifies the means of payment that will be permitted. Among the forms of payment that may be permitted under the plan are cash, cashier’s check, surrender of shares the optionee has held for at least six months, any combination of the foregoing or any other type of exercise permitted by applicable law. Broker-assisted “cashless” exercise may be allowed so long as it meets the requirements of the Federal Reserve Board’s Regulation T.
      Stock Appreciation Rights (“SARs”). Our Compensation Committee may grant freestanding SARs, tandem SARs, and/or any combination of these forms of SARs under the plan. The grant price of a freestanding SAR will equal the fair market value of our common stock on the date of grant. The grant price of a tandem SAR will equal the exercise price of the related option. A tandem SAR may be exercised for all or some of the shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option. A tandem SAR may be exercised only as to the shares for which its related option is then exercisable. The term of a SAR may not exceed ten years. Except in certain recapitalization events, a SAR award may not be modified to specify a lower exercise price without the approval of our stockholders. The Compensation Committee may not grant dividend equivalent rights with respect to SARs.
      Restricted Stock, Restricted Stock Units and Restricted Units. Our Compensation Committee may grant restricted stock, restricted units or restricted stock units under the plan. Except as provided in the plan, these types of awards may not be sold, transferred, pledged, assigned, or otherwise alienated until the end of a restriction period or upon earlier satisfaction of other conditions governing the award. Restricted units may be settled in cash or shares as determined by our Compensation Committee and the specific plan provisions.

Restricted stock units are restricted units that must be settled in shares, except to the extent of fractional shares.
      Selected participants may elect to defer a portion of their annual bonus under the Annual Incentive Compensation Plan and/or their base salary in exchange for restricted stock units. Each participant who elects to make a deferral will be credited under the plan with a number of restricted stock units equal to the amount deferred increased by up to fifty percent, as determined by our Compensation Committee, divided by the fair market value of the common stock on the date designated by our Compensation Committee. This compensation deferral program is known as the Management Stock Purchase Plan.
      During the restriction period, participants holding restricted stock, if issued (but not restricted stock units or restricted units), may exercise full voting rights with respect to the underlying common stock. In addition, if the award agreement governing the restricted stock or restricted units permits it, a participant may receive regular cash dividends or dividend equivalents that are paid with respect to the underlying shares or share equivalent units during the restriction period.
      Performance Units and Performance Shares. Our Compensation Committee may grant performance units or performance shares under the plan. Each performance unit has an initial value that is established by our Compensation Committee at the time of grant. Each performance share must have an initial value equal to the fair market value of our common stock on the date of grant.
      Our Compensation Committee will set performance periods and performance objectives that, depending on the extent to which they are met, will determine the number or value (or both) of performance units or performance shares that will be paid out to the participant. Our Compensation Committee may pay earned performance units or performance shares in cash, shares or a combination of cash and shares. Shares may be issued subject to any restrictions deemed appropriate by our Compensation Committee.
      For a description of the performance measures used under the Long-Term Stock Incentive Plan in 2005, see “Compensation Committee Report — Long-Term Incentives — Performance Share Awards” beginning on page 27.
      Transferability of Plan Awards. Plan awards are not transferable other than by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Section 414(p) of the Internal Revenue Code). During his or her lifetime, only the participant may exercise an option or a stock appreciation right that has been granted to him or her.
      Notwithstanding the foregoing, at the discretion of our Compensation Committee, options and other awards granted pursuant to the Long-Term Stock Incentive Plan may be transferred or assigned to:

•	a participant’s spouse, children or grandchildren;

•	a trust or trusts for the exclusive benefit of a participant’s spouse, children or grandchildren; or

•	a partnership in which participant’s spouse, children or grandchildren are the only partners.
      There must, however, be no consideration paid for such a transfer.
      Amendment, Modification and Termination. Our Compensation Committee may amend the plan at any time without stockholder approval, except as to certain enumerated matters. Our Compensation Committee may also terminate the plan without stockholder approval. No termination, amendment, or modification of the plan may adversely affect in any material way any award previously granted under the plan, without the written consent of the participant holding the affected award.
      Our Compensation Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting our company or of changes in applicable laws, regulations or accounting principles, if our Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan. Stockholder approval is required for our Compensation

Committee to increase the number of shares available for plan awards, to lower the exercise price of any outstanding option or SAR or to grant new awards in exchange for the surrender of outstanding awards.
      Change in Control. If a change in control, as defined in the plan, occurs, then unless otherwise specifically prohibited under the applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges:

•	outstanding options and SARs granted under the plan will become immediately exercisable and remain exercisable throughout their term;

•	in most cases, any restriction period and any other restrictions imposed on restricted stock or restricted units will lapse; and

•	generally, the vesting of all performance units and performance shares will be accelerated as of the effective date of the change in control, and there will be paid out in cash to participants a pro rata amount based upon an assumed achievement of all relevant performance objectives at target levels and upon the length of time within the performance period which has elapsed prior to the effective date of the change in control.
U.S. Federal Income Tax Consequences of Awards Granted under the Long-Term Stock Incentive Plan
      The following is a general description of the United States federal income tax consequences to participants and our company relating to SARs, options, restricted stock units and other awards that may be granted under the Long-Term Stock Incentive Plan. The plan is not qualified under the Internal Revenue Code Section 401(a). This discussion only applies to U.S. citizens and/or residents and does not purport to cover all tax consequences relating to SARs, options, restricted stock units and other awards.
      Stock Appreciation Rights (SARs). A participant will generally not recognize income, and we will not be entitled to a deduction from income, at the time of grant of a SAR. When the SAR is exercised, the participant will recognize ordinary income equal to the difference between the aggregate grant price and the fair market value, as of the date the SAR is exercised, of our common stock. The participant’s tax basis in shares acquired upon exercise of a stock-settled SAR will equal the amount recognized by the participant as ordinary income. We will generally be entitled to a federal income tax deduction, in the tax year in which the SAR is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a stock-settled SAR for more than one year after the exercise of the SAR, the capital gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of a stock-settled SAR will begin on the date of exercise.
      Nonqualified Stock Options. A participant will generally not recognize income, and we will not be entitled to a deduction from income, at the time of grant of a nonqualified stock option. When the option is exercised, the participant will recognize ordinary income equal to the difference, if any, between the aggregate exercise price paid and the fair market value, as of the date the option is exercised, of the shares received. The participant’s tax basis in shares acquired upon exercise will equal the exercise price paid plus the amount recognized by the participant as ordinary income. We will generally be entitled to a federal income tax deduction, in the tax year in which the option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a nonqualified stock option for more than one year after the exercise of the option, the capital gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of an option will begin on the date of exercise.
      Incentive Stock Options. A participant will generally not recognize income, and we will not be entitled to a deduction from income, at the time of grant of an incentive stock option. If the option is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee), the participant will generally not recognize any income and we will not be entitled to a deduction. However, the excess of the fair market value of the shares on the date of exercise over the option price generally is included in computing the participant’s alternative minimum taxable income.

      Generally, if the participant disposes of shares acquired by exercise of an incentive stock option within either two years after the date of grant or one year after the date of exercise, the participant will recognize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If shares are disposed of after the two year and one year periods described above expire, we will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.
      Restricted Stock Units. Restricted stock units generally are subject to tax at the time of payment and we generally will have a corresponding deduction when the participant recognizes income.
      Other Awards. The current federal income tax consequences of other awards authorized under the plan are generally in accordance with the following:

•	restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of shares over the purchase price (if any) only at the time the restrictions lapse (unless the Participant elects to accelerate recognition as of the date of grant); and

•	restricted units, performance shares, performance units and dividend equivalents generally are subject to tax at the time of payment.
      In each of the foregoing cases, we will generally have (at the time the participant recognizes income) a corresponding deduction.
Compliance with Section 409A of the Internal Revenue Code
      The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the Long-Term Stock Incentive Plan. To the extent applicable, it is intended that the Long-Term Stock Incentive Plan and any grants made under the Long-Term Stock Incentive Plan comply with the provisions of Section 409A of the Internal Revenue Code. We intend to administer the Long-Term Stock Incentive Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A, and to make such amendments (including retroactive amendments) to the Long-Term Stock Incentive Plan and any other grants made thereunder as required by Section 409A on a timely basis. Any reference to Section 409A will also include any proposed temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of Treasury of the Internal Revenue Service.
New Plan Benefits and Other Matters
      Our Compensation Committee has discretion to determine the type, terms and conditions and recipients of awards granted under the Long-Term Stock Incentive Plan. Accordingly, it is not possible to determine the amount of the awards that will be received by any director, officer or other employee of Lear under the Long-Term Stock Incentive Plan if the amendment is approved.
      On March 21, 2006, the New York Stock Exchange reported a closing price of $17.31 for our common stock. For SAR and restricted stock unit grants and other benefits awarded to our named executive officers in 2005 under our Long-Term Stock Incentive Plan see “Executive Compensation” beginning on page 14.
YOUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF
AN AMENDMENT TO OUR LONG-TERM STOCK INCENTIVE PLAN.

STOCKHOLDER PROPOSAL
(PROPOSAL NO. 4)
      John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, has indicated to us that he has continuously held no less than 100 shares of our common stock since July 1, 2004 and that he will continue to hold a minimum required stock value until after the date of the 2006 Annual Meeting. Mr. Chevedden has advised the Company that he intends to present the following resolution at the Annual Meeting. In accordance with the applicable proxy regulations, the proposed resolution and supporting statement, for which the Company accepts no responsibility, are set forth below.
4 — Elect Each Director Annually
RESOLVED: Shareholders request that our Directors take the necessary steps, in the most expeditious manner possible, to adopt and implement annual election of each director. This would include that our director elections completely transition from the current staggered system to 100% annual election of each director in one election cycle if practicable. Also to transition solely through direct action of our board if this is practicable.
The Safeway 2004 definitive proxy is one example of converting from a 100% staggered system to a 100% annual election of each director system in one election cycle. Southwest Airlines began transition to annual election of each director solely through direct action by the Southwest Airlines board in 2005.
John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, Calif. 90278 submitted this proposal.
     66% Yes-Vote
Thirty-three (33) shareholder proposals on this topic achieved an impressive 66% average yes vote in 2005 through late September. The Council of Institutional Investors www.cii.org, whose members have $3 trillion invested, recommends adoption of this proposal topic.
To our board’s credit our board terminated our company’s poison pill on December 15, 2004 after a shareholder proposal was submitted to take such action. And no subsequent pill has been adopted.
     Arguably There is More to Accomplish
For instance in 2005 it was reported that at our company (and potential corresponding concerns are noted):

• Shareholders were only allowed to vote on individual directors once in 3-years — Accountability concern.
• An awesome 67% shareholder vote was required to make certain key changes — Entrenchment concern.
• The person who is both our Lead Director and Chairman of our key Audit Committee had 17-years director tenure and was allowed to hold 5 outside board seats — Independence concern and over-extension concern.
• Our 4-member Audit Committee had —
           Two CEOs (over-extension concern)

Two directors, including the committee chairman, with 14 to 17 years tenure (independence concern)

• Our full board met 7-times and our Audit Committee met 8-times in a year — A relatively lean number of meetings.
• Our Lead Director owned only 2,000 shares after 17 years to accumulate stock — Company confidence concern.
• Five directors owned from zero to 1500 shares — Company confidence concern.
• Our CEO’s stock ownership declined.
• Six directors were allowed to hold from 4 to 7 director seats each — Over-extension concern.
This list of improvements-needed reinforces the reason to adopt the initial RESOLVED statement of this proposal.

Our directors should be comfortable with this proposal because for many of our annual elections our unopposed directors needed but one vote for election out of the tens of millions of shares outstanding.
     Best for the Investor
Arthur Levitt, Chairman of the Securities and Exchange Commission, 1993-2001 said: In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them.
      “Take on the Street” by Arthur Levitt
Elect Each Director Annually
Yes on 4
Board of Directors’ Statement in Opposition to Proposal No. 4
      The Board recommends a vote “AGAINST” the foregoing shareholder proposal because it is not in the best interests of Lear or its stockholders.
      The Board has carefully considered this proposal and has concluded that a classified board is in the best interests of Lear and its stockholders at this time. The Board is currently divided into three classes, with directors in each class standing for election once every three years. These staggered three-year terms help ensure that two-thirds of our directors will have had prior experience and familiarity with our business and the complex global markets in which we operate. This long-term institutional knowledge benefits Lear and enables the Board to provide long-term strategic planning. Directors who have experience with Lear and knowledge about its business and affairs are better positioned to make the fundamental decisions that are best for Lear and its stockholders.
      The classified board structure can also enhance the independence of the non-employee directors who sit on the Board. There is a risk that the annual election of all directors could lead directors to conform to the wishes of the majority of the Board to ensure a re-election nomination each year. In our view, the staggered election of directors mitigates this risk and promotes independent decision-making. With three-year terms, directors do not have to continually consider an upcoming nomination for re-election the following year. The Board also believes that a nominee’s agreement to serve a three-year term demonstrates the nominee’s commitment to Lear over the long-term.
      In addition, the classified board is designed to safeguard Lear against the unsolicited efforts of a third party to take control of Lear and not pay fair value for Lear’s business and assets. A classified board prevents the unilateral removal of directors by a potential acquirer at a single annual meeting. Therefore, the classified board structure enhances the ability of the incumbent Board to negotiate the best results for all stockholders in such circumstances. It does not preclude a take-over, but it can afford the Board time to evaluate the adequacy and fairness of any take-over proposal, negotiate with the proposed acquirer on behalf of all stockholders and weigh alternatives, including the continued operation of Lear’s business on a stand-alone basis.
      Further, directors have fiduciary duties to stockholders regardless of their term of office. Thus, the term of office does not affect his or her accountability to stockholders. Rather, accountability depends on the selection of responsible and experienced individuals.

      The Board believes that the classified board protects the interests of all Lear stockholders and that the continuity and depth of knowledge that results from a classified Board provides the proper environment in which to foster the creation of long-term value for all stockholders.
      YOUR BOARD RECOMMENDS A VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.
      PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.
STOCKHOLDER PROPOSAL
(PROPOSAL NO. 5)
      The Office of the Comptroller of New York City at 1 Centre Street, Room 736, New York, NY 10007-2341, as custodian and trustee of the New York City Employees’ Retirement System, the owner of 55,808 shares of our common stock, the New York City Teachers’ Retirement System, owner of 69,719 shares, the New York City Police Pension Fund, owner of 31,400 shares, and the New York City Fire Department Pension Fund, owner of 6,600 shares, and as custodian of the New York City Board of Education Retirement System, owner of 3,200 shares, has advised the Company of its intention to present the following resolution at the Annual Meeting. The foregoing shareholdings are based on information provided to us by the Office of the Comptroller of New York City. We have not independently verified such information. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Company accepts no responsibility, are set forth below.
LEAR CORPORATION
GLOBAL HUMAN RIGHTS STANDARDS
Submitted by William C. Thompson, Jr., Comptroller, City of New York,
on behalf of the Boards of Trustees of the New York City Pension Funds
Whereas, Lear Corporation currently has overseas operations,

and
Whereas, reports of human rights abuses in the overseas subsidiaries and suppliers of U.S.-based corporations has led to an increased public awareness of the problems of child labor, “sweatshop” conditions, and the denial of labor rights in U.S. corporate overseas operations, and
Whereas, corporate violations of human rights in these overseas operations can lead to negative publicity, public protests, and a loss of consumer confidence which can have a negative impact on shareholder value, and
Whereas, a number of corporations have implemented independent monitoring programs with respected human rights and religious organizations to strengthen compliance with international human rights norms in subsidiary and supplier factories, and
Whereas, many of these programs incorporate the conventions of the International Labor Organization (ILO) on workplace human rights, and the United Nations’ Norms on the Responsibilities of Transnational Corporations with Regard to Human Rights (“UN Norms”), which include the following principles:

1.	All workers have the right to form and join trade unions and to Bargain collectively. (ILO Conventions 87 and 98; UN Norms, section D9).

2.	Workers representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135; UN Norms, section D9).

3.	There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age,

nationality, social origin or other distinguishing characteristics. (ILO Conventions 100 and 111; UN Norms, section B2).

4.	Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Conventions 29 and 105; UN Norms, section D5).

5.	There shall be no use of child labor. (ILO Convention 138; UN Norms, section D6), and,

Whereas, independent monitoring of corporate adherence to these internationally recognized principles is essential if consumer and investor confidence in our company’s commitment to human rights is to be maintained,
Therefore, be it resolved that the shareholders request that the company commit itself to the implementation of a code of conduct based on the aforementioned ILO human rights standards and United Nations’ Norms on the Responsibilities of Transnational Corporations with Regard to Human Rights, by its international suppliers and in its own international production facilities, and commit to a program of outside, independent monitoring of compliance with these standards.
Board of Directors’ Statement in Opposition to Proposal No. 5
      The Board recommends a vote “AGAINST” the foregoing shareholder proposal because it is not in the best interests of Lear or its stockholders.
      Lear fully supports ethical business principles and human rights standards and the Board believes that Lear’s compliance program and existing monitoring practices are effective in ensuring compliance with these standards. Lear has a long-standing record of support for, and promotion of, workplace human rights. Lear also requires its employees to observe high standards of ethical conduct and business practices and strives to do business with those who demonstrate high ethical standards and behavior.
      Lear maintains a Code of Business Conduct and Ethics (the “Code”). The Code (1) requires that all of Lear’s business be conducted in compliance with the letter and spirit of applicable laws, (2) allows Lear to purchase products only from reputable and qualified individuals or firms, (3) states that Lear is committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment of any kind and (4) states that Lear is committed to maintaining high standards of business conduct in the United States and abroad. The Code is translated into nine languages and is available to all employees. Lear provides training regarding the Code to its employees, including web-based training where possible.
      In addition, Lear maintains a global anti-discrimination policy which prohibits illegal discrimination and states that Lear will treat all individuals with dignity and respect and will conduct its business ethically. This policy is reflected in the Code, Lear’s Equal Employment Opportunity Policy and Lear’s Harassment Free Workplace Policy. Lear’s Environmental Health and Safety Policy confirms that Lear is dedicated to employee health and safety. Lear’s Vision/Mission Statement contains a mission statement that Lear will conduct its business with integrity and will maintain an environment that is safe and clean and that treats all individuals with respect and dignity. Each of these documents provides a uniform set of workplace standards and principles that apply to the worldwide operations of Lear and its affiliates. Further, Lear’s posture with respect to labor relations is that employees have the right to choose (or not) to affiliate with legally sanctioned organizations without unlawful interference, and where trade unions are present Lear deals with them fairly and conducts negotiations in a purposeful and non-adversarial manner. Lear is proud of its longstanding history of positive relationships with the unions that represent its employees worldwide. Lear has also adopted a Global Working Conditions Policy which prohibits Lear from using any type of forced labor, child labor or abusive or corrupt business practices.
      In addition to the foregoing, Lear’s Global Purchasing Terms and Conditions (the “Terms and Conditions”) prohibit suppliers and their subcontractors from using any type of forced or child labor, or engaging in abusive or corrupt business practices. Lear may terminate a business relationship if a supplier violates the Terms and Conditions. Lear also has the right to audit and monitor suppliers’ compliance with the Terms and Conditions. Further, the Terms and Conditions prohibit Lear’s suppliers from using any third party to perform any act that is prohibited by the Code.
      Lear monitors and enforces the Code, the Terms and Conditions and other policies affecting workplace human rights through a compliance program that includes oversight by a Compliance Committee, made up of various members of senior management, that reviews Lear’s compliance efforts, assesses its programs, facilitates the monitoring, auditing and evaluation of its programs and periodically reports its progress to the Audit Committee. Lear’s compliance function oversees the worldwide distribution of these policies and compliance with such standards. An annual Conflicts of Interest/Code of Conduct Questionnaire is electronically distributed to approximately 1,900 employees, which requires confirmation that employees have received and read the Code and have reported violations. Results of this questionnaire are reported to Lear’s Audit Committee. The compliance program allows Lear employees to anonymously report potential violations either to an intranet site, an internal email account or a post office box. An employee can also report violations to his or her local supervisor, the human resources department, the legal department or the board of directors. Such reports are investigated and action is taken as needed to address any violations and to prevent reoccurrence. Retaliation against whistleblowers is not tolerated. Furthermore, Lear regularly assesses the effectiveness of its compliance programs.
      The Board believes that the “one-size-fits-all” approach in the shareholder proposal is inappropriate for Lear’s complex, global business. It also believes that the Code, the Terms and Conditions and Lear’s other policies and business practices address the substantive areas covered by the shareholder proposal and that its existing monitoring processes effectively ensure compliance with the business principles and human rights standards advocated by the proponent. Furthermore, our management reviews and amends our policies and practices as necessary and is committed to their enforcement worldwide. Therefore, the Board believes that modifying such practices and standards would not provide any added benefits beyond those already achieved by our existing compliance program. The Board also believes that independent monitoring would not provide sufficient additional benefits to warrant the substantial incremental costs. As a result, the Board does not believe that implementation of the shareholder proposal would be in the best interests of Lear or its stockholders.
      YOUR BOARD RECOMMENDS A VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.
      PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED
AGAINST THE PROPOSAL
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING OF STOCKHOLDERS
      Stockholders who intend to present proposals at the Annual Meeting of Stockholders in 2007 pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must send notice of their proposal to us so that we receive it no later than November 27, 2006. Stockholders who intend to present proposals at the Annual Meeting of Stockholders in 2007 other than pursuant to Rule 14a-8 must comply with the notice provisions in our by-laws. The notice provisions in our by-laws require that, for a proposal to be properly brought before the Annual Meeting of Stockholders in 2007, proper notice of the proposal be received by us not less than 120 days or more than 150 days prior to the first anniversary of the mailing date of this proxy statement. Stockholder proposals should be addressed to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48034, Attention: General Counsel.
OTHER MATTERS
      We know of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, persons named in the enclosed proxy intend to vote the shares they represent in accordance with their own judgments.

      If two or more stockholders sharing the same address are receiving multiple copies of our annual report and proxy statement and wish to receive only one copy, such stockholders may notify their broker if their shares are held in a brokerage account or may notify us if they hold registered shares. Such registered stockholders may notify us by sending a written request to Lear Corporation, Investor Relations, 21557 Telegraph Road, Southfield, Michigan 48034.
      Upon written request by any stockholder entitled to vote at the meeting, we will promptly furnish, without charge, a copy of the Form 10-K Annual Report for 2005 which we filed with the Securities and Exchange Commission, including financial statements and schedules. If the person requesting the report was not a stockholder of record on March 21, 2006, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to Daniel A. Ninivaggi, Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48034.

By Order of the Board of Directors

Daniel A. Ninivaggi
Senior Vice President, Secretary & General Counsel

APPENDIX A
DIRECTOR INDEPENDENCE GUIDELINES
      The NYSE Listing Requirements require that the Board consist of a majority of independent directors and that all members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee be independent. To be considered independent under then NYSE Listing Requirements, the Board must determine that a director does not have any material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has established these guidelines to assist it in determining whether a director has a material relationship with the Company. Under these guidelines, each of the following relationships (unless required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended) shall be deemed immaterial so that a director who satisfies the specific independence criteria in the NYSE Listing Requirements will not be considered to have a material relationship with the Company solely as a result of any such relationship:

(1) the director, or his or her immediate family member(1), is affiliated with an entity with which the Company does business, unless the amount of purchases or sales of goods and services from or to the Company, in any of the three fiscal years preceding the determination and for which financial statements are available, has exceeded 1% of the consolidated gross revenues of such entity;

(2) the director, or his or her immediate family member, serves as a trustee, director, officer or employee of a foundation, university, non-profit organization or tax-exempt entity to which the Company has made a donation, unless the Company’s aggregate annual donations to the organization, in any of the three fiscal years preceding the determination and for which financial statements are available, have exceeded the greater of $250,000 or 1% of that organization’s consolidated gross revenues;

(3) the director, or his or her immediate family member, is a director, officer or employee of an entity with which the Company or any officer of the Company has a banking or investment relationship, unless (x) the amount involved, in any of the three fiscal years preceding the determination, exceeds the lesser of $1 million or 1% of such entity’s total deposits or investments or (y) such banking or investment relationship is on terms and conditions that are not substantially similar to those available to an unaffiliated third party; or

(4) the director or his or her immediate family member is an officer of a company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other does not exceed 2% of the other company’s total consolidated assets as of the end of the fiscal year immediately preceding the date of determination and for which financial statements are available.
      In addition, as required by our Audit Committee Charter, Audit Committee members must also satisfy the independence requirements of Section 10A of the Securities Exchange Act of 1934.
      The types of relationships described above are not intended to be comprehensive, and no inference should be drawn that a director having a relationship of the type described in items (1) through (4) above that fails to satisfy any of the criteria in items (1) through (4) above is not independent. If a director has a relationship that fails to satisfy any of the criteria set forth in items (1) through (4) above, the Board may still determine that such director is independent so long as the NYSE Listing Requirements do not preclude a finding of independence as a result of such relationship. The Company shall disclose such determinations in accordance with applicable law and stock exchange listing requirements. The Company intends for the foregoing guidelines to comply with both the NYSE Listing Requirements in effect as of the date of adoption of these guidelines and as such NYSE Listing Requirements are proposed to be amended (as such proposed amendments were filed by the NYSE with the SEC on November 23, 2005.)

(1) As used herein, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than any domestic employee) who shares such person’s home; provided, however, that “immediate family member” shall exclude stepchildren that do not share a stepparent’s home, or the in-laws of such stepchildren. Upon death, incapacity, legal separation or divorce, a person shall cease to be an immediate family member.

A-1

APPENDIX B
LEAR CORPORATION
LONG-TERM STOCK INCENTIVE PLAN
(As Amended and Restated Effective May 3, 2001)
(Conformed Copy through Third Amendment)

LEAR CORPORATION
LONG-TERM STOCK INCENTIVE PLAN
(As Amended and Restated Effective May 3, 2001)

LEAR CORPORATION
LONG-TERM STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED EFFECTIVE MAY 3, 2001)
Article 1. Establishment, Objectives and Duration
      1.1     Establishment of the Plan. Lear Corporation, a Delaware corporation, hereby amends and restates its long-term incentive compensation plan, to be known as the “Lear Corporation Long-Term Stock Incentive Plan (As Amended and Restated Effective May 3, 2001)” as set forth in this document. Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article 2. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Units, Restricted Stock Units, Performance Shares and Performance Units. In addition, the Plan provides the opportunity for the deferral of the payment of salary, bonuses and other forms of incentive compensation.
      The Plan, as amended and restated, is effective as of May 3, 2001, and will remain in effect as provided in Section 1.3 hereof.
      1.2     Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s objectives and that link the interests of Participants to those of the Company’s shareholders; to provide Participants with an incentive for excellence in individual performance; to promote teamwork among Participants; and to give the Company a significant advantage in attracting and retaining officers, key employees and directors.
      The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company’s success, and to allow Participants to share in the success of the Company.
      1.3     Duration of the Plan. This amendment and restatement of the Plan will commence on the Effective Date, as described in Section 1.1, and will remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 15, until all Shares subject to it pursuant to Article 4 have been issued or transferred according to the Plan’s provisions. In no event may an Award be granted under the Plan on or after May 3, 2011.
Article 2. Definitions
      Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

“Affiliates” means any corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, at least fifty percent of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power). Notwithstanding the foregoing, for purposes of determining whether an employee has terminated employment with the Company and all Affiliates, “Affiliates” means any corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, at least ten percent of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

“Award” means, individually or collectively, a grant under this Plan to a Participant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Units, Restricted Stock Units, Performance Shares and Performance Units.

“Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant or the terms and provisions applicable to an election to defer compensation under Section 8.2.

“Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to that term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Cause” has the meaning set forth in any unexpired employment or severance agreement between the Participant and the Company or an Affiliate. If there is no such agreement, “Cause” means:

(a) the willful and continued failure of the Participant substantially to perform his or her duties with or for the Company or an Affiliate;

(b) the Participant’s engaging in conduct that is significantly injurious to the Company or an Affiliate, monetarily or otherwise;

(c) the Participant’s commission of a crime that is significantly injurious to the Company or an Affiliate, monetarily, reputationally or otherwise;

(d) the Participant’s abuse of illegal drugs or other controlled substances; or

(e) the Participant’s habitual intoxication.

Unless otherwise defined in the Participant’s employment or severance agreement, an act or omission is “willful” for this purpose if it was knowingly done, or knowingly omitted to be done, by the Participant not in good faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate. For purposes of this Plan, if a Participant is convicted of a crime or pleads nolo contendere to a criminal charge, he or she will conclusively be deemed to have committed the crime. The Committee has the discretion, in other circumstances, to determine in good faith, from all the facts and circumstances reasonably available to it, whether a Participant who is under investigation for, or has been charged with, a crime will be deemed to have committed it for purposes of this Plan.

“Change in Control” of the Company will be deemed to have occurred (as of a particular day, as specified by the Board) as of the first day any one or more of the following paragraphs is satisfied.

(a) Any Person (other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing more than twenty percent of the combined voting power of the Company’s then outstanding securities.

(b) During any period of twenty-six consecutive months beginning on or after the Effective Date, individuals who at the beginning of the period constituted the Board cease for any reason (other than death, Disability or voluntary Retirement) to constitute a majority of the Board. For this purpose, any new Director whose election by the Board, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the Directors then still in office, and who either were Directors at the beginning of the period or whose election or nomination for election was so approved, will be deemed to have been a Director at the beginning of any twenty-six month period under consideration.

(c) The shareholders of the Company approve: (i) a plan of complete liquidation or dissolution of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company’s assets; or (iii) a merger, consolidation or reorganization of the Company with or involving any other corporation, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

Notwithstanding the foregoing, to the extent necessary to avoid subjecting Participants to interest and additional tax under Section 409A of the Code, no “Change in Control” will be deemed to occur unless and until paragraph (a), (b) or (c), above, is satisfied and Section 409A(a)(2)(A)(v) of the Code is satisfied.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means, as specified in Article 3, the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

“Company” means Lear Corporation, a Delaware corporation, and any successor thereto as provided in Article 17.

“Director” means any individual who is a member of the Board of Directors.

“Disability” means (a) long-term disability as defined under the long-term disability plan of the Company or an Affiliate that covers that individual, or (b) if the individual is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act. Notwithstanding the foregoing, for purposes of determining the period of time after termination of employment during which a Participant may exercise an ISO, “Disability” will have the meaning set forth in Section 22(e)(3) of the Code, which is, generally, that the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of at least twelve months.

Notwithstanding the foregoing, to the extent necessary to avoid subjecting an individual to interest and additional tax under Section 409A of the Code, such individual shall not be deemed to have a Disability unless and until Section 409A(a)(2)(C) is satisfied.

“Effective Date” means May 3, 2001 for purposes of this amendment and restatement of the Plan. The Plan was originally effective January 1, 1996.

“Eligible Employee” means any employee of the Company or any of its Affiliates. Directors who are not employed by the Company or its Affiliates will be considered Eligible Employees under this Plan, but only for purposes of Awards of Nonqualified Stock Options.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“Fair Market Value” means:

(a) the average of the high and low trading prices of the Shares on the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, on any other exchange on which they are traded, or, if the Shares are not traded on any other exchange and are regularly quoted on the NASDAQ National Market System, on the NASDAQ National Market System; or

(b) if the Shares are not traded on any exchange or regularly quoted on the NASDAQ National Market System, the mean between the closing bid and asked prices of the shares in the over-the-counter market; or

(c) if those bid and asked prices are not available, then the fair market value as reported by any nationally recognized quotation service selected by the Committee or as determined by the Committee.

“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

“Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

“Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 that is not intended to meet the requirements of Code Section 422.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

“Participant” means an Eligible Employee who has been selected by the Committee to participate in the Plan pursuant to Section 5.2 and who has outstanding an Award granted under the Plan. The term “Participant” will include Directors who are not employees of the Company or an Affiliate only if they are chosen to receive Awards of Nonqualified Stock Options, and only for purposes of Nonqualified Stock Options.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder.

“Performance Period” means the time period during which performance objectives must be met in order for a Participant to earn Performance Units or Performance Shares granted under Article 9.

“Performance Share” means an Award with an initial value equal to the Fair Market Value on the date of grant which is based on the Participant’s attainment of performance objectives, as described in Article 9.

“Performance Unit” means an Award with an initial value established by the Committee at the time of grant which is based on the Participant’s attainment of performance objectives, as described in Article 9.

“Person” has the meaning ascribed to that term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Plan” means the Lear Corporation Long-Term Stock Incentive Plan, as set forth in this document.

“Prior Plan” means the Lear Corporation 1994 Stock Option Plan or the Lear Corporation 1996 Stock Option Plan.

“Restriction Period” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, at its discretion) or the Restricted Stock is not vested.

“Restricted Stock” means a contingent grant of stock awarded to a Participant pursuant to Article 8.

“Restricted Stock Unit” means a Restricted Unit granted to a Participant, as described in Article 8, that is payable in Shares.

“Restricted Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Article 8, that is (a) credited with amounts equal to Shares or some other unit of measurement specified in the Award Agreement, (b) subject to restrictions and (c) payable in cash or Shares.

“Retirement” means termination of employment on or after (a) reaching the age established by the Company as the normal retirement age in any unexpired employment agreement between the Participant and the Company or an Affiliate, or, in the absence of such an agreement, the normal retirement age under the tax-qualified defined benefit retirement plan or, if none, the tax-qualified defined contribution retirement plan, sponsored by the Company or an Affiliate in which the Participant participates, or (b) reaching age sixty-two with ten years of service with the Company or an Affiliate, provided the retirement is approved by the Chief Executive Officer of the Company, unless the Participant is an officer subject to Section 16 of the Exchange Act, in which case the retirement must be approved by the Committee.

“Shares” means the shares of common stock, $0.01 par value, of the Company, including their associated preferred share purchase rights, if applicable.

“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR pursuant to the terms of Article 7.

“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7, the exercise of which requires forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR will similarly be canceled).

Article 3. Administration
      3.1     The Committee. The Plan will be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board, which Committee (unless otherwise determined by the Board) will satisfy the “nonemployee director” requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act and the “outside director” provisions of Code Section 162(m), or any successor regulations or provisions. The members of the Committee will be appointed from time to time by, and serve at the discretion of, the Board of Directors. The Committee will act by a majority of its members at the time in office and eligible to vote on any particular matter, and Committee action may be taken either by a vote at a meeting or in writing without a meeting.
      3.2     Authority of the Committee. Except as limited by law and subject to the provisions of this Plan, the Committee will have full power to: select Eligible Employees to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 15) amend the terms and conditions of any outstanding Award to the extent they are within the discretion of the Committee as provided in the Plan. Further, the Committee will make all other determinations that may be necessary or advisable to administer the Plan. As permitted by law and consistent with Section 3.1, the Committee may delegate some or all of its authority under the Plan.
      3.3     Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including, without limitation, the Company, its Board of Directors, its shareholders, all Affiliates, employees, Participants and their estates and beneficiaries.
Article 4. Shares Subject to the Plan and Maximum Awards
      4.1     Number of Shares Available for Grants. Subject to adjustment as provided in Sections 4.2 and 4.3, the number of Shares that may be issued or transferred to Participants under the Plan is 14,690,000, plus any Shares that are or become available for grants of awards under any of the Prior Plans on or after the Effective Date. On and after the Effective Date, any Shares that are or become available for grants of awards under the Prior Plans will be subject to Awards under this Plan only, and no additional awards will be made under any of the Prior Plans. In addition to the maximum Awards described above, remaining Shares available will be reduced by 2.15 for each Share awarded pursuant to Restricted Stock, Restricted Units, Restricted Stock Units, Performance Shares, Performance Units or other Awards with value denominated in full Shares. Each Share-settled SAR will count as one Share, notwithstanding the fact that the net Shares delivered upon exercise may be less than the number of Share-settled SARs granted.
      Subject to adjustment as provided in Section 4.3, the maximum number of Shares and Share equivalent units that may be granted during any calendar year to any one Participant under Options, Freestanding SARs, Restricted Stock, Restricted Units or Performance Shares is 300,000, which limit will apply regardless of whether the compensation is paid in Shares or in cash. The maximum number of Shares that may be issued by Options intended to be ISOs is 2,000,000.

      The Shares with respect to which Awards may be made will include authorized but unissued Shares, and Shares that are currently held or subsequently acquired by the Company as treasury Shares, including Shares purchased in the open market or in private transactions.
      4.2     Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to the Award will again be available for the grant of an Award under the Plan. In addition, if a Share subject to an Award is not delivered because the award is settled in cash, then that Share will thereafter be deemed to be available for grant. If a Share subject to an Award is not delivered because it is used to satisfy a tax withholding obligation or used to pay the Exercise Price of an Option, then that Share will not thereafter be deemed to be available for grant.
      4.3     Adjustments in Authorized Shares.
      (a) If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of Shares is increased through the payment of a stock dividend, then the Committee will substitute for or add to each Share previously appropriated, later subject to, or which may become subject to, an Award, the number and kind of shares of stock or other securities into which each outstanding Share was changed for which each such Share was exchanged, or to which each such Share is entitled, as the case may be. The Committee will also appropriately amend outstanding Awards as to price and other terms, to the extent necessary to reflect the events described above. If there is any other change in the number or kind of the outstanding Shares, of any stock or other securities into which the outstanding Shares have been changed, or for which they have been exchanged, the Committee may, in its sole discretion, appropriately adjust any Award already granted or which may be afterward granted.
      (b) Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.
Article 5. Eligibility and Participation
      5.1     Eligibility. All Eligible Employees, including Eligible Employees who are members of the Board, are eligible to participate in this Plan.
      5.2     Actual Participation. Subject to the provisions of the Plan, the Committee will, from time to time, select those Eligible Employees to whom Awards will be granted, and will determine the nature and amount of each Award.

Article 6.	Stock Options
      6.1     Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Employees in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.
      6.2     Award Agreement. Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or vesting of the Option, and such other provisions as the Committee determines. The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO, and whether reload options will be granted.
      6.3     Exercise Price. The Exercise Price for each share subject to an Option will be at least one hundred percent of the Fair Market Value on the date the Option is granted.
      6.4     Duration of Options. Each Option will expire at the time determined by the Committee at the time of grant, but no later than the tenth anniversary of the date of its grant.

      6.5     No Dividend Equivalents. The Committee may not grant payments in connection with Options that are equivalent to dividends declared and paid on the Shares underlying the Options.
      6.6     Exercise of Options. Options will be exercisable at such times and be subject to such restrictions and conditions as the Committee in each instance approves, which need not be the same for each Award or for each Participant.
      6.7     Payment. The holder of an Option may exercise the Option only by delivering a written notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment at the Exercise Price for the Shares and any withholding tax relating to the exercise of the Option.
      The Exercise Price and any related withholding taxes will be payable to the Company in full either: (a) in cash, or its equivalent, in United States dollars; (b) if permitted in the governing Award Agreement, by tendering Shares owned by the Participant and duly endorsed for transfer to the Company, Shares issuable to the Participant upon exercise of the Option, or any combination of cash, certified or cashier’s check and Shares described in this clause (b); or (c) by any other means the Committee determines to be consistent with the Plan’s purposes and applicable law. Cashless exercise must meet the requirements of the Federal Reserve Board’s Regulation T and any applicable securities law restrictions. In a “cashless” exercise, the Participant notifies the Company it will exercise, and the Company is instructed to deliver the Share issuable on exercise to a broker, who sells the Shares and holds back the exercise price (and, often, the federal and state withholdings). No more than the minimum required withholding may be satisfied by the tender of Shares.
      6.8     Reload Options. The Committee may provide for reload options in the Award Agreement evidencing an Option. Any reload feature will be subject to the following requirements:

(a) it must not be added to an already outstanding Option, but must be part of the Option as originally granted;

(b) the reload must be automatic, not subject to the discretion of the Committee or anyone else;

(c) it must have an Exercise Price at least equal to the Fair Market Value of a Share at the time of reload;

(d) it may be granted with respect only to previously-owned Shares used to pay the Exercise Price of the original Option, and only if the Participant has owned the Shares used to pay the Exercise Price for at least six months;

(e) the Award Agreement that contains the reload feature must not permit multiple reloads (i.e., no reload Options may be granted on Shares acquired through reload Options) and must subject any Option granted on reload to a vesting period of at least six months; and

(f) it must limit the duration of reload Options, by providing that an Option granted on reload expires at the same time as the initial Option would have.
      6.9     Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired through exercise of an Option as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed or traded, and under any blue sky or state securities laws applicable to the Shares.
      6.10     Termination of Employment. Each Option Award Agreement will set forth the extent to which the Participant has the right to exercise the Option after his or her termination of employment with the Company and all Affiliates. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Options, and may reflect, among other things, distinctions based on the reasons for termination of employment.

      6.11     Nontransferability of Options. Except as otherwise provided in a Participant’s Award Agreement, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). In no event may an Option be transferred to a third party for value or consideration without prior approval of the Company’s shareholders. Further, except as otherwise provided in a Participant’s Award Agreement, all Options will be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

Article 7.	Stock Appreciation Rights
      7.1     Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time, as determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of the two.
      Within the limits of Article 4, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs.
      The grant price of a Freestanding SAR will equal the Fair Market Value on the date of grant of the SAR. The grant price of a Tandem SAR will equal the per Share Exercise Price of the Option to which it relates.
      7.2     Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option, upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.
      7.3     Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
      7.4     Award Agreement. Each SAR grant will be evidenced by an Award Agreement that specifies the grant price, the term of the SAR and such other provisions as the Committee determines.
      7.5     Term of SARs. The term of an SAR will be determined by the Committee, in its sole discretion, but may not exceed ten years.
      7.6     Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a) the excess (or some portion of the excess as determined at the time of the grant by the Committee) if any, of the Fair Market Value on the date of exercise of the SAR over the grant price specified in the Award Agreement; by

(b) the number of Shares as to which the SAR is exercised.
The payment upon SAR exercise may be made in cash, in Shares of equivalent Fair Market Value or in some combination of the two, as specified in the Award Agreement.
      7.7     Termination of Employment. Each SAR Award Agreement will set forth the extent to which the Participant has the right to exercise the SAR after his or her termination of employment with the Company and all Affiliates. These terms will be determined by the Committee in its sole discretion, need not be uniform among all SARs issued under the Plan, and may reflect, among other things, distinctions based on the reasons for termination of employment.
      7.8     Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). In no event may an SAR be transferred to a third party for value or consideration without prior approval of the Company’s shareholders. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs will be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.
      7.9     No Dividend Equivalents. The Committee may not grant payments in connection with SARs that are equivalent to dividends declared and paid on the Shares underlying the SARs.

Article 8.	Restricted Stock, Restricted Stock Units and Restricted Units
      8.1     Grant of Restricted Stock, Restricted Stock Units or Restricted Units. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock, Restricted Stock Units or Restricted Units to Participants in such amounts as it determines.
      8.2     Deferral of Compensation into Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, allow (or require, as to bonuses) selected Eligible Employees to defer the payment of any portion of their salary or annual bonuses or both pursuant to this section. A Participant’s deferral under this section will be credited to the Participant in the form of Shares of Restricted Stock Units. The Committee will establish rules and procedures for the deferrals, as it deems appropriate.
      In consideration for forgoing compensation, the dollar amount deferred by a Participant may be increased by fifty percent (or such lesser percentage as the Committee may determine) for purposes of determining the number of Restricted Stock Units to grant the Participant. If a Participant’s compensation is deferred under this Section 8.2, he or she will be credited, as of the date specified in the Award Agreement, with a number of Restricted Stock Units equal to the amount of the deferral (increased as described above) divided by the Fair Market Value on that date.
      8.3     Award Agreement. Each grant of Restricted Stock, Restricted Units or Restricted Stock Units will be evidenced by an Award Agreement that specifies the Restriction Periods, the number of Shares or Share equivalent units granted, and such other provisions as the Committee determines.
      8.4     Nontransferability. Restricted Stock, Restricted Units and Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)), until the end of the applicable Restriction Period as specified in the Award Agreement, or upon earlier satisfaction of any other conditions specified by the Committee in its sole discretion and set forth in the Award Agreement. Without prior approval of the Company’s shareholders, in no event may Restricted Stock, Restricted Units or Restricted Stock Units be transferred to a third party for value or consideration unless and until such Award has vested or the Shares underlying such Awards have been issued and the applicable Restriction Period has ended. All rights with respect to Restricted Stock, Restricted Units and Restricted Stock Units will be available during the Participant’s lifetime only to the Participant or the Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.
      8.5     Other Restrictions. Subject to Article 11, the Committee may impose such other conditions or restrictions on any Restricted Stock, Restricted Units or Restricted Stock Units as it deems advisable including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting following the attainment of the performance objectives, and restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 8.5 as to any given Award will lapse all at once or in installments.
      The Company will retain the certificates representing Shares of Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.

      8.6     Payment of Awards. Except as otherwise provided in this Article 8, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period, and Share equivalent units covered by a Restricted Unit will be paid out in cash or Shares to the Participant following the last day of the applicable Restriction Period, or on a later date provided in the Award Agreement.
      8.7     Voting Rights. During the Restriction Period, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares.
      8.8     Dividends and Other Distributions. During the Restriction Period, Participants awarded Shares of Restricted Stock, Restricted Units or Restricted Stock Units hereunder will be credited with regular cash dividends or dividend equivalents paid on those Shares or with respect to those Share equivalent units. Dividends may be paid currently, accrued as contingent cash obligations, or converted into additional Shares of Restricted Stock, upon such terms as the Committee establishes.
      The Committee may apply any restrictions it deems advisable to the crediting and payment of dividends and other distributions. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock is designed to qualify for the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to the Restricted Stock, so that the dividends and the Restricted Stock continue to be eligible for the Performance-Based Exception.
      8.9     Termination of Employment. Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock or Restricted Units after his or her termination of employment with the Company or an Affiliate. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of employment.

Article 9.	Performance Units and Performance Shares
      9.1     Grant of Performance Units or Performance Shares. Subject to the terms of the Plan, Performance Units or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.
      9.2     Value of Performance Units and Performance Shares. Each Performance Unit will have an initial value established by the Committee at the time of grant. Each Performance Share will have an initial value equal to the Fair Market Value on the date of grant. The Committee will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value (or both) of Performance Units or Performance Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance objectives must be met will be called a “Performance Period” and will be set by the Committee in its discretion.
      9.3     Earning of Performance Units and Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive payout on the number and value of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.
      9.4     Award Agreement. Each grant of Performance Units or Performance Shares will be evidenced by an Award Agreement specifying the material terms and conditions of the Award (including the form of payment of earned Performance Units or Performance Shares), and such other provisions as the Committee determines.
      9.5     Form and Timing of Payment of Performance Units and Performance Shares. Except as provided in Article 12, payment of earned Performance Units and Performance Shares will be made as soon as practicable after the close of the applicable Performance Period, in a manner determined by the Committee in its sole discretion. The Committee will pay earned Performance Units and Performance Shares in the form of cash, in Shares, or in a combination of cash and Shares, as specified in the Award Agreement. Performance Shares may be paid subject to any restrictions deemed appropriate by the Committee.
      9.6     Termination of Employment Due to Death or Disability. Unless determined otherwise by the Committee and set forth in the Participant’s Award Agreement, if a Participant’s employment is terminated by reason of death or Disability during a Performance Period, the Participant will receive a prorated payout of the Performance Units or Performance Shares, as specified by the Committee in its discretion in the Award Agreement. Payment of earned Performance Units and Performance Shares will be made at a time specified by the Committee in its sole discretion and set forth in the Participant’s Award Agreement.
      9.7     Termination of Employment for Other Reasons. If a Participant’s employment terminates during a Performance Period for any reason other than death or Disability, the Participant will forfeit all Performance Units and Performance Shares to the Company, unless the Participant’s Award Agreement provides otherwise.
      9.8     Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units and Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). Without prior approval of the Company’s shareholders, in no event may Performance Units or Performance Shares be transferred to a third party for value or consideration prior to the vesting of such Award or the issuance of Shares in respect of such Award. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan will be exercisable during the Participant’s lifetime only by the Participant or Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

Article 10.	Performance Measures
      Unless and until the Committee proposes and the Company’s shareholders approve a change in the general performance measures set forth in this Article 10, the performance measure(s) to be used for purposes of Awards (both those granted on or prior to the date of the 2006 annual meeting of the Company’s shareholders and those granted after the date of such meeting) designed to qualify for the Performance-Based Exception will be chosen from among the following alternatives:

(a) net earnings;

(b) operating earnings or income;

(c) earnings growth;

(d) net income (absolute or competitive growth rates comparative);

(e) net income applicable to Common Stock;

(f) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

(g) earnings per Common share;

(h) return on shareholders equity (absolute or peer-group comparative);

(i) stock price (absolute or peer-group comparative);

(j) absolute and/or relative return on common shareholders equity;

(k) absolute and/or relative return on capital;

(l) absolute and/or relative return on assets;

(m) economic value added (income in excess of cost of capital);

(n) customer satisfaction;

(o) expense reduction; and

(p) ratio of operating expenses to operating revenues.
      The Committee will have the discretion to adjust targets set for preestablished performance objectives; however, Awards designed to qualify for the Performance-Based Exception may not be adjusted upward, except to the extent permitted under Code Section 162(m), to reflect accounting changes or other events.
      If Code Section 162(m) or other applicable tax or securities laws change to allow the Committee discretion to change the types of performance measures without obtaining shareholder approval, the Committee will have sole discretion to make such changes without obtaining shareholder approval. In addition, if the Committee determines it is advisable to grant Awards that will not qualify for the Performance-Based Exception, the Committee may grant Awards that do not so qualify.

Article 11.	Beneficiary Designation
      Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant’s lifetime. If the Participant’s designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate or other entity described in the Participant’s Award Agreement.

Article 12.	Deferrals
      The Committee may permit or require a Participant to defer receipt of cash or Shares that would otherwise be due to him or her by virtue of an Option or SAR exercise, the lapse or waiver of restrictions on Restricted Stock, or the satisfaction of any requirements or objectives with respect to Performance Units or Performance Shares. If any such deferral election is permitted or required, the Committee will, in its sole discretion, establish rules and procedures for such deferrals. Notwithstanding the foregoing, the Committee in its sole discretion may defer payment of cash or the delivery of Shares that would otherwise be due to a Participant under the Plan if payment or delivery would result in the Company’s or an Affiliate’s being unable to deduct compensation under Code Section 162(m). Deferral of payment or delivery by the Committee may continue until the Company or Affiliate is able to deduct the payment or delivery under the Code.

Article 13.	Rights of Employees
      13.1     Employment. Nothing in the Plan will interfere with or limit in any way the right of the Company or any affiliate of the Company (as defined in federal securities laws) to terminate any Participant’s employment at any time, or confer upon any Participant any right to continue in the employ of the Company or any Affiliate.
      13.2     Participation. No Eligible Employee will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

Article 14.	Change in Control
      14.1     Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a) any and all outstanding Options and SARs will become immediately exercisable, and will remain exercisable throughout their entire term;

(b) any Restriction Periods or other restrictions imposed on Restricted Stock, Restricted Stock Units and Restricted Units will lapse, except that the degree of vesting associated with those awards that is conditioned on the achievement of performance conditions will be determined as set forth in Section 14.1(c);

(c) except as otherwise provided in the Award Agreement, the vesting of all Performance Units and Performance Shares will be accelerated as of the effective date of the Change in Control, and Participants will be paid in cash, within thirty days after the effective date of the Change in Control, a pro rata amount based on an assumed achievement of all relevant performance objectives at target levels, and upon the length of time within the Performance Period that elapsed prior to the effective date of the Change in Control; and

(d) notwithstanding the foregoing, if the Committee determines that actual performance to the effective date of the Change in Control exceeds target levels, the prorated payouts made pursuant to Sections 14.1(b) and (c) will be made at levels commensurate with the actual performance (determined by extrapolating the actual performance to the end of the Performance Period) based on the length of time within the Performance Period that elapsed prior to the Change in Control.

      14.2     Termination, Amendment and Modifications of Change in Control Provisions. Notwithstanding any other provision of this Plan or any provision in an Award Agreement, this Article 14 may not be terminated, amended or modified on or after the effective date of a Change in Control in a way that would adversely affect any Award theretofore granted to a Participant, unless the Participant gives his or her prior written consent to the amendment.

Article 15.	Amendment, Modification and Termination
      15.1     Amendment, Modification and Termination. Subject to Section 14.2, the Committee may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part. The Committee will not, however, increase the number of Shares that may be issued or transferred to Participants under the Plan, as described in the first sentence of Section 4.1 (and subject to adjustment as provided in Sections 4.2 and 4.3).
      Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). Except as provided in Sections 4.3 and 15.2, the Committee will not, however, modify any outstanding Option or SAR so as to specify a lower Exercise Price or grant price (and will not cancel an Option or SAR and substitute for it an Option or SAR with a lower Exercise Price or grant price), without the approval of the Company’s shareholders. In addition, except as provided in Sections 4.3 and 15.2, the Committee may not cancel an outstanding Option or SAR whose Exercise Price or grant price is equal to or greater than the current Fair Market Value of a Share and substitute for it another Award without the prior approval of the Company’s stockholders. Notwithstanding the foregoing, no modification of an Award will, without the prior written consent of the Participant, alter or impair any rights or obligations under any Award already granted under the Plan.
      15.2     Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Committee determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards. In case of an Award designed to qualify for the Performance-Based Exception, the Committee will take care not to make an adjustment that would disqualify the Award.
      15.3     Awards Previously Granted. No termination, amendment or modification of the Plan will adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.

      15.4     Compliance with Code Section 162(m). Awards will comply with the requirements of Code Section 162(m), unless the Committee determines that such compliance is not desired with respect to an Award available for grant under the Plan. In addition, if changes are made to Code Section 162(m) to permit greater flexibility as to any Award available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.

Article 16.	Withholding
      16.1     Tax Withholding. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan. No Award Agreement will permit reload options to be granted in connection with any Shares used to pay a tax withholding obligation.
      16.2     Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the minimum withholding tax required to be collected on the transaction. The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

Article 17.	Indemnification
      Each person who is or has been a member of the Committee or the Board will be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan. Each such person will also be indemnified and held harmless by the Company from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

Article 18.	Successors
      All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation, or otherwise.

Article 19.	Legal Construction
      19.1     Number. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.
      19.2     Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

      19.3     Requirements of Law. The granting of Awards and the issuance of Share or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.
      19.4     Securities Law Compliance. As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
      19.5     Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law of practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.
      19.6     Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.
      19.7     Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Michigan.
* * * * *

ADMISSION TICKET

LEAR CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

MAY 11, 2006 AT 10:00 A.M. (EASTERN TIME)
GRAND HYATT TAMPA BAY
2900 BAYPORT DRIVE
TAMPA, FLORIDA 33607

ADMITS ONE STOCKHOLDER AND UP TO TWO GUESTS

▼    DETACH PROXY CARD HERE    ▼

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue Ink.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES IN PROPOSAL NO. 1 AND
“FOR” PROPOSAL NO. 2 AND PROPOSAL NO. 3. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL NO. 4 AND PROPOSAL NO. 5.

1.	Election of Directors
									FOR	AGAINST	ABSTAIN
	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	3.	Approve an amendment to the Lear Corporation Long-Term Stock Incentive Plan.	☐	☐	☐
Nominees: David E. Fry, David P. Spalding, James A. Stern and Henry D.G. Wallace

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).							4.	Stockholder proposal to elect each director annually.	☐	☐	☐
* Exceptions							5.	Stockholder proposal regarding global human rights standards.	☐	☐	☐
				FOR	AGAINST	ABSTAIN				YES	NO
2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2006.			☐	☐	☐	6.	Do you plan to attend the Meeting?		☐	☐

SCAN LINE (FPO)

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend. Please sign exactly as your name appears herein. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.

Date Share Owner sign here	Co-Owner sign here

Dear Stockholder:

     The Annual Meeting of Stockholders (the “Meeting”) of Lear Corporation (the “Company”) will be held at 10:00 a.m. (Eastern time) on Thursday, May 11, 2006 at the Grand Hyatt Tampa Bay, 2900 Bayport Drive, Tampa, Florida, 33607.

     To be sure that your vote is counted, we urge you to complete and sign the proxy/voting instruction card below, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the Meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

     In order to assist the Company in preparing for the Meeting, please indicate in item 6 on the proxy whether you currently plan to attend the Meeting.

     If you attend the Meeting in person, detach and bring this letter to the Meeting as an admission ticket for you and up to two of your guests.

March 27, 2006

LEAR CORPORATION

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Lear Corporation for the Annual Meeting of Stockholders on May 11, 2006 or any adjournment or postponement thereof (the “Meeting”).

The undersigned appoints James H. Vandenberghe and Daniel A. Ninivaggi, and each of them, with full power of substitution in each of them, the proxies of the undersigned, to vote for and on behalf of the undersigned all shares of Lear Corporation Common Stock which the undersigned may be entitled to vote on all matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the nominees in proposals 1, FOR proposals 2 and 3, and AGAINST proposals 4 and 5.

To change your address, please mark this box.  ☐

Change of address

LEAR CORPORATION P.O. BOX 11211 NEW YORK, NY 10203-0211